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                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                               TRENWICK GROUP INC.

                                       AND

                            CHARTWELL RE CORPORATION

                            Dated as of June 21, 1999


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                                           Table of Contents

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                                               ARTICLE I

                                               THE MERGER

SECTION 1.1. The Merger.......................................................................      2
SECTION 1.2. Closing  2
SECTION 1.3. Effective Time...................................................................      2
SECTION 1.4. Effects of the Merger............................................................      2
SECTION 1.5. Certificate of Incorporation; By-laws............................................      2
SECTION 1.6. Directors and Officers...........................................................      3

                                               ARTICLE II

                                   EFFECT OF THE MERGER ON SECURITIES

SECTION 2.1. Effect on Capital Stock..........................................................      3
              (a)     Cancellation of Treasury Stock and Trenwick-Owned Stock.................      3
              (b)     Conversion of Chartwell Common Stock....................................      3
              (c)     Conversion Number.......................................................      4
              (d)     Cancellation and Retirement of Chartwell Common Stock...................      4
SECTION 2.2. Exchange of Certificates.........................................................      4
              (a)     Exchange Agent..........................................................      4
              (b)     Letter of Transmittal...................................................      4
              (c)     Exchange Procedures.....................................................      4
              (d)     Distributions with Respect to Unexchanged Shares........................      5
              (e)     No Further Ownership Rights in Chartwell Common Stock...................      5
              (f)     No Fractional Shares....................................................      5
              (g)     Termination of Exchange Fund and Common Shares Trust....................      6
              (h)     No Liability............................................................      6
              (i)     Lost Certificates.......................................................      7
SECTION 2.3. Tax Consequences of Merger.......................................................      7
SECTION 2.4. Stock Options, Warrants and Stock Purchase Plans.................................      7
SECTION 2.5. Adjustments......................................................................      8

                                              ARTICLE III

                                     REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations and Warranties of Chartwell......................................      8
              (a)     Organization, Standing and Corporate Power..............................      8
              (b)     Subsidiaries............................................................      9
              (c)     Capital Structure.......................................................      9
              (d)     Authority; Noncontravention.............................................     10
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              (e)     SEC Documents; Financial Statements.....................................     11
              (f)     Information Supplied....................................................     13
              (g)     Absence of Certain Changes or Events....................................     13
              (h)     Benefit Plans...........................................................     14
              (i)     Taxes...................................................................     19
              (j)     No Excess Parachute Payments; Section 162(m) of the Code................     21
              (k)     Compliance with Applicable Laws.........................................     21
              (l)     Litigation..............................................................     21
              (m)     No Undisclosed Liabilities..............................................     22
              (n)     Reserves................................................................     22
              (o)     Insurance Issued........................................................     23
              (p)     Opinion of Financial Advisor............................................     23
              (q)     Voting Requirements.....................................................     23
              (r)     Rights Agreement; Section 203...........................................     23
              (s)     Brokers.................................................................     24
              (t)     No Default..............................................................     24
              (u)     Related Party Transactions..............................................     24
              (v)     Title to Property.......................................................     24
              (w)     Environmental...........................................................     25
              (x)     Chartwell Investees.....................................................     25
              (y)     Reinsurance Contracts, Coverholders and MGAs............................     26
              (z)     Reinsurance Agreement...................................................     27
SECTION 3.2. Representations and Warranties of Trenwick.......................................     27
              (a)     Organization, Standing and Corporate Power..............................     27
              (b)     Subsidiaries............................................................     27
              (c)     Capital Structure.......................................................     27
              (d)     Authority; Noncontravention.............................................     28
              (e)     SEC Documents; Financial Statements.....................................     29
              (f)     Information Supplied....................................................     31
              (g)     Absence of Certain Changes or Events....................................     31
              (h)     Benefit Plans...........................................................     32
              (i)     Taxes...................................................................     36
              (j)     Compliance with Applicable Laws.........................................     37
              (k)     Litigation..............................................................     38
              (l)     No Undisclosed Liabilities..............................................     37
              (m)     Reserves................................................................     37
              (n)     Opinion of Financial Advisor............................................     37
              (o)     Voting Requirements.....................................................     37
              (p)     Brokers.................................................................     37
              (q)     No Default..............................................................     37
              (r)     Related Party Transactions..............................................     40
              (s)     Title to Property.......................................................     37
              (t)     Environmental...........................................................     37
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              (u)     Reinsurance Contracts, Coverholders and MGAs............................     37
              (v)     Trenwick Investees......................................................     42
              (w)     Insurance Issued........................................................     37
              (x)     Approvals and Permits...................................................     37

                                               ARTICLE IV

                               COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1. Conduct of Business..............................................................     37
              (a)     Conduct of Business by Chartwell........................................     37
              (b)     Conduct of Business by Trenwick.........................................     45
              (c)     Other Actions...........................................................     37
              (d)     Advice of Changes.......................................................     37
SECTION 4.2. No Solicitation by Chartwell.....................................................     37

                                               ARTICLE V

                                         ADDITIONAL AGREEMENTS

SECTION 5.1. Preparation of the Form S-4 and the Joint Proxy Statement........................     37
SECTION 5.2. Stockholder Approval.............................................................     37
SECTION 5.3. Access to Information; Confidentiality...........................................     37
SECTION 5.4. Commercially Reasonable Efforts..................................................     37
SECTION 5.5. Benefit Plans....................................................................     37
SECTION 5.6. Indemnification and Insurance....................................................     52
SECTION 5.7. Public Announcements.............................................................     53
SECTION 5.8. Consents, Approvals and Filings..................................................     37
SECTION 5.9. NASDAQ Approval..................................................................     54
SECTION 5.10. Affiliates and Certain Stockholders.............................................     37
SECTION 5.11. Tax Matters.....................................................................     55
SECTION 5.12. Letters of Accountants..........................................................     55
SECTION 5.13. Stockholder Litigation..........................................................     55
SECTION 5.14. Fees and Expenses...............................................................     55
SECTION 5.15. Reinsurance Agreement...........................................................     57

                                               ARTICLE VI

                                          CONDITIONS PRECEDENT

SECTION 6.1. Conditions to Each Party's Obligation To Effect the Merger.......................     57
              (a)     Stockholder Approval....................................................     57
              (b)     Governmental, Regulatory and Lloyd's Consents...........................     57
              (c)     HSR Act.................................................................     57
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              (d)     No Injunctions or Restraints............................................     57
              (e)     Form S-4................................................................     58
              (f)     NASDAQ..................................................................     58
              (g)     Third-Party Consents....................................................     58
SECTION 6.2. Conditions to Obligation of Trenwick.............................................     58
              (a)     Representations and Warranties..........................................     58
              (b)     Performance of Obligations of Chartwell.................................     58
              (c)     Tax Opinion.............................................................     58
              (d)     No Material Adverse Change..............................................     58
              (e)     Ratings.................................................................     59
              (f)     Reinsurance Agreement...................................................     59
              (g)     Opinion.................................................................     59
SECTION 6.3. Conditions to Obligation of Chartwell............................................     59
              (a)     Representations and Warranties..........................................     59
              (b)     Performance of Obligations of Trenwick..................................     59
              (c)     Tax Opinion.............................................................     59
              (d)     Material Adverse Change.................................................     59
              (e)     Ratings.................................................................     59

                                              ARTICLE VII

                                   TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1. Termination......................................................................     60
SECTION 7.2. Effect of Termination............................................................     61
SECTION 7.3. Amendment........................................................................     62
SECTION 7.4. Extension; Waiver................................................................     62
SECTION 7.5. Procedure for Termination, Amendment, Extension or Waiver........................     62

                                              ARTICLE VIII

                                           GENERAL PROVISIONS

SECTION 8.1. Nonsurvival of Representations and Warranties....................................     62
SECTION 8.2. Definitions......................................................................     62
SECTION 8.3. Notices  64
SECTION 8.4. Interpretation...................................................................     65
SECTION 8.5. Counterparts.....................................................................     65
SECTION 8.6. Entire Agreement; No Other Representations; No Third-Party Beneficiaries.........     65
SECTION 8.7. Governing Law....................................................................     66
SECTION 8.8. Assignment.......................................................................     66
SECTION 8.9. Enforcement and Consent to Jurisdiction..........................................     66
SECTION 8.10. Severability....................................................................     66
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                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of June 21, 1999 (the "Agreement"), between Trenwick Group Inc., a Delaware corporation ("Trenwick") and Chartwell Re Corporation, a Delaware corporation ("Chartwell").

                  WHEREAS, the respective Boards of Directors of Trenwick and Chartwell deem it advisable and in the best interest of their respective companies and stockholders to enter into this Agreement, pursuant to which Chartwell shall be merged with and into Trenwick (the "Merger"), and the transactions contemplated hereby and have adopted resolutions approving this Agreement and the transactions contemplated hereby;

                  WHEREAS, as a condition to Trenwick's willingness to execute and deliver this Agreement, to pay the Merger Consideration to the Chartwell stockholders and to consummate the Merger and the other transactions contemplated hereby, Trenwick has required, and Chartwell has agreed, that Trenwick be indemnified and guaranteed, effective as of the Effective Time (as defined herein), against certain adverse development in the reserves for losses, loss adjustment expenses and certain other balance sheet items of Chartwell, and that such indemnity and guaranty be accomplished through the reinsurance agreement described in Section 3.1(z) of the Chartwell Disclosure Schedule (as defined herein) (the "Reinsurance Agreement") and whereas, such indemnification and guarantee will be effected through the securing of the Reinsurance Agreement, which will be effective at the Effective Time and an express condition to the closing of the Merger and whereas, consummation of the Merger is predicated upon the Reinsurance Agreement being obtained by Chartwell;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368
(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, subject to and immediately following the execution and delivery of this Agreement, Chartwell and Trenwick will enter into an agreement (the "Stock Option Agreement"), pursuant to which Chartwell will grant Trenwick the option to purchase a number of shares equal to 19.9% of the outstanding common stock, par value $.01 per share, of Chartwell ("Chartwell Common Stock"), upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, Trenwick and Chartwell desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:
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                                   ARTICLE I

                                   THE MERGER

         SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Chartwell shall be merged with and into Trenwick at the Effective Time (as hereinafter defined). At the Effective Time, the separate existence of Chartwell shall cease, and Trenwick shall continue as the surviving corporation (the "Surviving Corporation").

         SECTION 1.2. Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1, and subject to the satisfaction or waiver of each of the conditions set forth in Article VI, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on the date that is the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 6.1 shall be fulfilled or waived in accordance with this Agreement (other than those conditions that by their nature are to be fulfilled on the Closing Date, but subject to the fulfillment or waiver of those conditions), at the offices of Baker & McKenzie, 805 Third Avenue, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto. The actual date and time of the Closing are herein referred to as the "Closing Date."

         SECTION 1.3. Effective Time. The parties hereto will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the date of the Closing (or on such other later date as Trenwick and Chartwell may agree in writing) a certificate of merger or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the certificate of merger (the "Effective Time").

         SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Chartwell and Trenwick shall vest in the Surviving Corporation, and all debts, liabilities and duties of Chartwell and Trenwick shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

         SECTION 1.5. Certificate of Incorporation; By-laws. (a) At the Effective Time and without any further action on the part of Chartwell or Trenwick, the Restated Certificate of Incorporation of Trenwick as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the DGCL.

         (b) At the Effective Time and without any further action on the part of Chartwell or Trenwick, the By-laws of Trenwick shall be the By-laws of the Surviving


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Corporation until thereafter amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

         SECTION 1.6. Directors and Officers. (a) The directors of Trenwick at the Effective Time shall be the directors of the Surviving Corporation; provided, that at the Effective Time, Trenwick shall increase the size of its Board of Directors in order to enable the four (4) individuals set forth in
Section 1.6 of the Chartwell Disclosure Schedule, or any mutually agreed substitute for any of such individuals who is unwilling or unable to so serve (the "Designees"), which Designees shall include any director whose election is provided for pursuant to the Stockholders Agreement, dated as of December 13, 1995, among Chartwell and the security holders named or referenced therein, to be members of the Trenwick Board of Directors. The Trenwick Board of Directors shall appoint each of the Designees to the Trenwick Board of Directors as of the Effective Time, with such Designees to be divided as evenly as possible among the classes of directors of Trenwick.

         (b) The officers of Trenwick at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                       EFFECT OF THE MERGER ON SECURITIES

         SECTION 2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Chartwell Common Stock or any other shares of capital stock of Chartwell or any shares of capital stock of Trenwick:

         (a) Cancellation of Treasury Stock and Trenwick-Owned Stock. Each share of Chartwell Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Trenwick or any subsidiary of Trenwick or by Chartwell or any subsidiary of Chartwell (together, in each case, with the associated Right (as defined in Section 3.1(c)) shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

         (b) Conversion of Chartwell Common Stock. Each share of Chartwell Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(a)) together with the associated Right shall be converted into the right to receive that number (the "Stock Consideration") of validly issued, fully paid and nonassessable shares of common stock, par value $.10 per share, of Trenwick ("Trenwick Common Stock") which is equal to the Conversion Number (as defined in Section 2.1(c)). The Stock Consideration and any cash to be paid in accordance with Section 2.2 in lieu of fractional shares of Chartwell Common Stock are referred to collectively as the "Merger Consideration."


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         (c) Conversion Number. As used herein, "Conversion Number" shall mean
0.825.

         (d) Cancellation and Retirement of Chartwell Common Stock. As of the Effective Time, all shares of Chartwell Common Stock, other than shares to be canceled in accordance with Section 2.1(a), issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Chartwell Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with
Section 2.2, without interest.

         SECTION 2.2. Exchange of Certificates.

         (a) Exchange Agent. As of the Effective Time, Trenwick shall deposit with a bank or trust company designated by Trenwick and reasonably satisfactory to Chartwell (the "Exchange Agent"), certificates representing the shares of Trenwick Common Stock representing the aggregate Stock Consideration (such certificates, together with any dividends or distributions with respect to such certificates, being hereinafter referred to as the "Exchange Fund").

         (b) Letter of Transmittal. Promptly after the Effective Time (but in no event more than 5 days thereafter), the Surviving Corporation shall cause the Exchange Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented shares of Chartwell Common Stock which have been converted pursuant to Section 2.1, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled pursuant to Section 2.1.

         (c) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Chartwell Common Stock shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate representing that number of whole shares of Trenwick Common Stock (and cash in lieu of fractional shares of Trenwick Common Stock as contemplated by this Section 2.2) which the aggregate number of shares of Chartwell Common Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 2.1(b) of this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the consideration to be paid in the Merger (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing shares of Chartwell Common Stock surrendered in exchange therefore is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. After the Effective Time,


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there shall be no further transfer on the records of Chartwell or its transfer agent of certificates representing shares of Chartwell Common Stock and if such certificates are presented to Chartwell for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 2.2(c), each certificate representing shares of Chartwell Common Stock (other than certificates representing shares to be cancelled in accordance with Section 2.1(a)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon, as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration.

         (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Trenwick Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented shares of Chartwell Common Stock which have been converted pursuant to Section 2.1, until the surrender for exchange of such certificate in accordance with this Article II. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole shares of Trenwick Common Stock into which the shares of Chartwell Common Stock represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 2.1, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Trenwick Common Stock.

         (e) No Further Ownership Rights in Chartwell Common Stock. The Merger Consideration paid upon the surrender for exchange of certificates representing shares of Chartwell Common Stock in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Chartwell Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by Chartwell on such shares of Chartwell Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time.

         (f) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Trenwick Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented shares of Chartwell Common Stock which have been converted pursuant to Section 2.1, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Trenwick. No Chartwell stockholder shall be entitled to receive cash in lieu of fractional shares in an amount greater than the value of one full share of Trenwick Common Stock.

             (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of shares of Trenwick Common Stock delivered to the Exchange Agent by Trenwick pursuant to
Section 2.2(a) over (y) the
aggregate number of whole shares of Trenwick Common Stock to be distributed to holders of the certificates formerly representing shares of Chartwell Common Stock pursuant to Section 2.2(c) (such excess being herein called the "Excess Shares."). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of the certificates formerly representing shares of Chartwell Common Stock, shall sell the Excess Shares at then prevailing prices on the Nasdaq Stock Market National Market ("NASDAQ") all in the manner provided in paragraph (iii) of this Section 2.2(f).

             (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on NASDAQ through one or more authorized market makers and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of the certificates, the Exchange Agent will hold such proceeds in trust for the holders of the certificates (the "Common Shares Trust"). Trenwick shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of a certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of the certificates are entitled.

             (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of the certificates in lieu of any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders of the certificates.

         (g) Termination of Exchange Fund and Common Shares Trust. Any portion of the Exchange Fund or Common Shares Trust which remains undistributed to the holders of the certificates representing shares of Chartwell Common Stock for 180 days after the Effective Time shall be delivered to Trenwick, upon demand, and any holders of shares of Chartwell Common Stock who have not theretofore complied with this Article II shall thereafter look only to Trenwick for payment of their claim for any Merger Consideration and any dividends or distributions with respect to Trenwick Common Stock.

         (h) No Liability. None of Chartwell, Trenwick or the Exchange Agent shall be liable to any person in respect of any shares, cash, dividends or distributions payable from the Exchange Fund or Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Chartwell Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(d))), any such shares, cash, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.


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
         (i) Lost Certificates. If any certificate representing Chartwell Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the Merger Consideration set forth in Section 2.1(b) with respect to the shares of Chartwell Common Stock formerly represented thereby, without any interest thereon.


         SECTION 2.3. Tax Consequences of Merger. It is the intent of Chartwell and Trenwick and the holders of the Chartwell Common Stock and the holders of the Trenwick Common Stock that the Merger qualify as a reorganization described in Section 368(a)(1) of the Code, pursuant to which none of the holders of the Chartwell Common Stock or the holders of the Trenwick Common Stock will recognize any gain or loss for Federal income tax purposes, except to the extent of any cash received in lieu of fractional shares.

         SECTION 2.4. Stock Options, Warrants and Stock Purchase Plans.

         (a) At the Effective Time, each employee and director stock option to purchase Chartwell Common Stock granted under any of the Stock Option Plans (as hereinafter defined in Section 3.1(c)) outstanding as of the Effective Time (each, a "Stock Option"), whether or not then vested or exercisable, shall be assumed by Trenwick and converted into an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time, the number (rounded down to the nearest whole number) of shares of Trenwick Common Stock determined by multiplying (x) the number of shares of Chartwell Common Stock subject to such Stock Option immediately prior to the Effective Time by (y) the Conversion Number, at a price per share of Trenwick Common Stock (rounded up to the nearest whole cent) equal to (A) the exercise price per share otherwise purchasable pursuant to such Stock Option divided by
(B) the Conversion Number. At the Effective Time, each then outstanding warrant to purchase Chartwell Common Stock (each, a "Warrant") shall be assumed by Trenwick in accordance with its terms.

         (b) At the Effective Time, each option to purchase Chartwell Common Stock under Chartwell's Sharesave Scheme 1997 (each, a "Sharesave Stock Option") with respect to the 1997, 1998 and 1999 calendar years, but only to the extent accrued to the Effective Time, whether or not then vested or exercisable, shall be converted as of the Effective Time into the right to receive from the Surviving Corporation the number (rounded down to the next whole number, with cash to be paid in lieu of any fractional share eliminated through such rounding) of shares of Trenwick Common Stock equal to the product of (i) the number of shares of Chartwell Common Stock that were subject to such Sharesave Stock Option immediately prior to its conversion pursuant to this Section 2.4 and (ii) the Conversion Number, less the number of shares of Trenwick Common Stock equal to any U.K. tax required to be withheld by the Surviving Corporation. The amount of cash to be paid in lieu of fractional shares pursuant to this Section 2.4(b) shall be determined as provided in Section 2.2(f) (iii).

         (c) Notwithstanding any other provision of this Agreement to the contrary, prior to the Effective Time Chartwell shall make any amendments to the Stock Option Plans and Stock Purchase Plans (as hereinafter defined in Section 3.1(c)) and take such other actions, if any, as are necessary to give effect to the transactions contemplated by this Section.

         (d) Trenwick shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Trenwick Common Stock for delivery pursuant to the terms set forth in this Section 2.4. At the Effective Time, Trenwick shall file with the Securities and Exchange Commission (the "SEC") a registration statement or statements on Form S-8, or such other appropriate form as Trenwick may select, with respect to the Trenwick Common Stock subject to the Stock Options pursuant to this Section 2.4, and shall use its reasonable best efforts to maintain the effectiveness of the registration statement and current status of the prospectus relating thereto, as well as comply with any applicable state securities or "blue sky" laws, for so long as such Stock Options remain outstanding. The shares of Trenwick Common Stock to be issued pursuant to
Section 2.4(b) shall be registered under the Form S-4 (as hereinafter defined).

         (e) Chartwell and Trenwick shall take all such steps as may be required to provide that, with respect to each Section 16 Affiliate (as defined below),
(i) the transactions contemplated by this Article II and (ii) any other dispositions of Chartwell equity securities (including derivative securities) or other acquisitions of Trenwick equity securities (including derivative securities) in connection with this Agreement, shall be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this Agreement, "Section 16 Affiliate" shall mean each individual who (x) immediately prior to the Effective Time is a director or executive officer of Chartwell or (y) at the Effective Time will become a director or executive officer of Trenwick.

         SECTION 2.5. Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Trenwick or Chartwell shall occur by reason of any reclassification, recapitalization, stock split combination, exchange or readjustment of shares, any stock dividend thereon with a record date during such period, or any similar transaction, the Merger Consideration and the adjustments to options and warrants and the payments required to be made under
Section 2.4 shall be appropriately adjusted.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties of Chartwell. Except as disclosed in the Disclosure Schedule delivered by Chartwell to Trenwick at or prior to the execution of this Agreement (the "Chartwell Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Chartwell represents and warrants to Trenwick as follows:

         (a) Organization, Standing and Corporate Power. Each of Chartwell and its subsidiaries (as defined in Section 8.2(d)) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power individually or in the aggregate would not have a Material Adverse Effect (as defined in Section 8.2(h)) on Chartwell. Each of Chartwell and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification, licensing or good standing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing or to have such power individually or in the aggregate would not have a Material Adverse Effect on Chartwell. Chartwell has delivered to Trenwick complete and correct copies of its Certificate of Incorporation and By-laws and the Certificates of Incorporation and By-laws, or other organizational documents, of its subsidiaries, in each case as amended to the date of this Agreement.

         (b) Subsidiaries. Section 3.1(b) of the Chartwell Disclosure Schedule includes all the subsidiaries of Chartwell which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Chartwell, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

         (c) Capital Structure. The authorized capital stock of Chartwell consists of 20,000,000 shares of Chartwell Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share. At the close of business on June 18, 1999, (i) 9,641,854 shares of Chartwell Common Stock were issued and outstanding, (ii) zero shares of Chartwell Common Stock were held by Chartwell in its treasury; (iii) 1,471,300 shares of Chartwell Common Stock were reserved for issuance pursuant to outstanding Stock Options issued under Chartwell's Amended and Restated 1993 Stock Option Plan, 1997 Omnibus Stock Incentive Plan and 1996 Non-Employee Director Stock Option Plan (collectively, the "Stock Option Plans"), (iv) 25,045 shares of Chartwell Common Stock were reserved for issuance pursuant to the 1995 Employee Stock Purchase Plan and Sharesave Scheme 1997 (collectively, the "Stock Purchase Plans") (including shares of Chartwell Common Stock that were reserved for issuance pursuant to options granted pursuant to the 1995 Employee Stock Purchase Plan ("ESPP Stock Options") and Sharesave Stock Options then outstanding), (v) 334,532 shares of Chartwell Common Stock were reserved for issuance upon the exercise of the Warrants listed in Section 3.1(c) of the Chartwell Disclosure Schedule and (vi) 125,000 shares of Junior Participating Cumulative Preferred Stock, par value $1.00 per share, were reserved for issuance in connection with the rights (the "Rights") issued pursuant to the Rights Agreement dated as of May 22, 1997 (the "Rights Agreement"), between Chartwell and State Street Bank and Trust Company. Except as set forth above, at the close of business on June 18, 1999, no shares of capital stock or other equity securities of Chartwell were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Chartwell are, and all shares which may be issued pursuant to the Stock Option Plans, the Stock Purchase Plans or the Warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.1(c) of the Chartwell Disclosure Schedule, since January 1, 1999, no shares of the capital stock of Chartwell have been issued other than pursuant to Stock Options, Warrants, ESPP Stock Options or Sharesave Stock Options already in existence on such date, and, since such date, no Stock Options, Warrants, ESPP Stock Options or Sharesave Stock Options have been granted. Except as set forth in Section 3.1(c) of the Chartwell Disclosure Schedule, no bonds, debentures, notes or other indebtedness of Chartwell or any subsidiary of Chartwell having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Chartwell or any subsidiary of Chartwell may vote are issued or outstanding. Section 3.1(c) of the Chartwell Disclosure Schedule lists each subsidiary of Chartwell and, except for the capital stock of such subsidiaries and the other ownership interests listed in
Section 3.1(c) of the Chartwell Disclosure Schedule, Chartwell does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity other than any publicly-traded corporation in which Chartwell owns 100 or fewer shares of common stock. Except as disclosed in Section 3.1(c) of the Chartwell Disclosure Schedule, all the outstanding shares of capital stock of each subsidiary of Chartwell have been validly issued and are fully paid and nonassessable and are owned by Chartwell, by one or more wholly owned subsidiaries of Chartwell or by Chartwell and one or more such wholly owned subsidiaries, free and clear of all Liens. Except as set forth above or in Section 3.1(c) of the Chartwell Disclosure Schedule, there are not any securities, options, warrants, rights, commitments or agreements of any kind to which Chartwell or any subsidiary is a party or by which any of them is bound obligating Chartwell or any subsidiary to issue, sell or deliver, or repurchase, redeem or otherwise acquire, shares of capital stock or other equity or voting securities of any of them or securities convertible into or exchangeable for capital stock or voting securities of Chartwell, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as set forth in Section 3.1(c) of the Chartwell Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Chartwell or any of its subsidiaries is a party, or to which any of them is bound, relating to the voting or disposition of any shares of capital stock of Chartwell or any subsidiary thereof.

         (d) Authority; Noncontravention. Chartwell has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Chartwell Stockholder Approval (as defined in Section 3.1(q)), to consummate the transactions contemplated by this Agreement. Chartwell has all requisite corporate power and authority to enter into the Stock Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Chartwell and the consummation by Chartwell of the transactions contemplated by this Agreement and the Stock Option Agreement have been duly authorized by all necessary corporate action on the part of Chartwell, subject to the Chartwell Stockholder Approval. This Agreement and the Stock Option Agreement have been duly executed and delivered by Chartwell and, assuming the due authorization, execution and delivery of this Agreement and the Stock Option Agreement by Trenwick, constitute legal, valid and binding obligations of Chartwell, enforceable against Chartwell in accordance with their respective terms. The execution and delivery of this Agreement and the Stock Option Agreement do not, and, subject to the Chartwell Stockholder Approval with respect to this Agreement, the consummation of the transactions contemplated by this Agreement and the Stock Option Agreement and compliance with the provisions of this Agreement and the Stock Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Chartwell or any of its subsidiaries under, (i) the Certificate of Incorporation or By-laws of Chartwell or the comparable organizational documents of any of its subsidiaries,
(ii) subject to the matters referred to in Section 3.1(d) of the Chartwell Disclosure Schedule and the matters referred to in the sentence following the next sentence, any indenture or other material agreement, permit, franchise, license or instrument to which Chartwell or any of its subsidiaries is a party or by which Chartwell or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the matters referred to in the sentence following the next sentence, any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to Chartwell or any of its subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect on Chartwell or (y) reasonably be expected to impair materially the ability of Chartwell to perform its obligations under this Agreement and the Stock Option Agreement. Assuming the conditions set forth in Section 3.1(d) of the Chartwell Disclosure Schedule are met, the Merger and the other transactions contemplated hereby will not constitute a "change of control" under the Contingent Interest Notes due June 30, 2006 or the Indenture dated as of December 1, 1995 (the "Contingent Interest Notes Indenture") between Chartwell, as the successor to Piedmont Management Company Inc. and State Street Bank and Trust Company, as successor to Fleet National Bank of Connecticut, as Trustee. No consent, approval, order, or authorization of, action by or in respect of, or registration, declaration or filing with any federal, state, local or foreign government, any court, tribunal or administrative, governmental or regulatory authority or agency or commission or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Entity"), or of the Society and Corporation of Lloyd's of London ("Lloyd's"), is required by or with respect to Chartwell or any of its subsidiaries in connection with the execution and delivery of this Agreement and the Stock Option Agreement by Chartwell or the consummation by Chartwell of the transactions contemplated hereby, except for (A) in connection with or in compliance with the provisions of (1) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (2) the Securities Act of 1933, as amended (the "Securities Act"), (3) the Exchange Act, (4) the DGCL, (5) the New York Stock Exchange, Inc. (the "NYSE"), (6) any non-United States competition, antitrust and investment laws, and the securities or "blue sky" laws of the various states, (7) the approvals, filings and notices required under the insurance laws of the jurisdictions in which Chartwell transacts the business of insurance or reinsurance; (8) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Chartwell is qualified to do business, (9) any required consents and waivers of Lloyd's and (B) such other consents, approvals, orders, authorizations, actions, registrations, declarations, filings or notices (as may be required) the failure of which to be made or obtained individually or in the aggregate would not have a Material Adverse Effect on Chartwell.

         (e) SEC Documents; Financial Statements. (i) Chartwell has timely filed all required forms, reports, schedules, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1996. Chartwell has delivered or made available to Trenwick all registration statements, proxy statements, annual reports, quarterly reports and reports on Form 8-K and other forms, reports and documents, if any, filed by Chartwell with the SEC since January 1, 1996 (as such documents have been amended since the time of their filing, collectively, the "Chartwell SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Chartwell SEC Documents (i) were timely filed and complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Chartwell SEC Documents, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Chartwell included in the Chartwell SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Chartwell and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

             (ii) Chartwell has previously furnished to Trenwick true and complete copies of the annual statements for each of the years ended December 31, 1996, December 31, 1997, and December 31, 1998, together with all exhibits and schedules thereto (collectively, the "Annual Statements"), with respect to each of Chartwell Reinsurance Company, The Insurance Corporation of New York, Dakota Specialty Insurance Company and ReCor Insurance Company Inc. (each, an "Insurer"), in each case as filed with the Governmental Entity charged with supervision of insurance companies of such Insurer's jurisdiction of domicile (the "Insurance Regulator"). The Annual Statements were prepared in conformity with statutory accounting practices prescribed or permitted by such Insurance Regulator applied on a consistent basis ("SAP") and present fairly, to the extent required by and in conformity with SAP in all material respects the statutory financial condition of such Insurer at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurer for each of the periods then ended. Except as set forth in Section 3.1(e) of the Chartwell Disclosure Schedule, no deficiencies or violations material to the financial condition of any of the Insurers, individually, whether or not material in the aggregate, have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator (unless not currently pending). Chartwell has made available to Trenwick true and complete copies of all financial examination reports of state insurance departments since January 1, 1996 relating to each Insurer. The quarterly statements of each Insurer for the quarter ending March 31, 1999 as filed and the quarterly statements of each Insurer thereafter filed prior to the Closing, when filed with the insurance regulatory authorities of the applicable states, presented and will present fairly, to the extent required by and in conformity with SAP in all material respects the statutory financial condition of such Insurer at their respective dates indicated and the results of operations, changes in capital and surplus and cash flow of such Insurer for each of the periods therein specified (subject to normal year-end adjustments).

             (iii) The Annual Report and Accounts and the Syndicate Quarterly Reports together with all exhibits and schedules thereto, of each of Lloyd's Syndicates 44, 270, 544, 741/2741, 839, 947 and 994 (collectively, "Chartwell Syndicates") as of and for each of the years ended December 31, 1996, 1997 and 1998 and for the quarter ended March 31, 1999 (x) have been prepared in all material respects in accordance with the applicable requirements of the Syndicate Accounting Rules of Lloyd's and (y) other than as to Chartwell Syndicate 947 show a true and fair view in accordance with the foregoing requirements and standards, in all material respects of the 1996 closed year of account profit with respect to the Chartwell Syndicates.

         (f) Information Supplied. None of the information supplied or to be supplied by Chartwell for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Trenwick in connection with the issuance of Trenwick Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the filing with the SEC of a proxy statement relating to the Chartwell Stockholder Approval and the proxy statement relating to the Trenwick Stockholder Approval, in each case as amended or supplemented from time to time, (the "Joint Proxy Statement") will, at the date it is first mailed to Chartwell's stockholders or at the time of the Chartwell Stockholders Meeting (as defined in Section 5.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made by Chartwell in this Section 3.1(f) with respect to information supplied by Trenwick for inclusion or incorporation by reference in the Joint Proxy Statement.

         (g) Absence of Certain Changes or Events. Except in connection with this Agreement, the Stock Option Agreement and the transactions contemplated hereby, as disclosed in the Chartwell SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Chartwell SEC Documents") or in
Section 3.1(g) of the Chartwell Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed Chartwell SEC Documents, Chartwell and its subsidiaries have conducted their business in the ordinary course consistent with past practice, and there has not occurred (i) any event or change having individually or in the aggregate a Material Adverse Effect on Chartwell, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Chartwell's outstanding capital stock, other than regular quarterly cash dividends of $.04 per share on the Chartwell Common Stock and dividends paid by wholly owned subsidiaries, (iii) (A) any granting by Chartwell or any of its subsidiaries to any current or former director or officer of Chartwell or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business or as was required under any employment agreements or benefit plan listed in Section 3.1(h) of the Chartwell Disclosure Schedule, (B) any granting by Chartwell or any of its subsidiaries to any such current or former director or officer of any increase in severance or termination pay except as was required under any agreement listed in Section 3.1(h) of the Chartwell Disclosure Schedule or (C) any entry by Chartwell or any of its subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director or officer, (iv) any tax election that individually or in the aggregate would have a Material Adverse Effect on Chartwell or any of its tax attributes or any settlement or compromise of any material income tax liability, or (v) any change in accounting principles or practices by Chartwell or any of its subsidiaries materially affecting their assets, liabilities or business, except insofar as may have been required or permitted by a change in applicable accounting principles (including SAP).

         (h) Benefit Plans. (A) (i) Each "employee benefit plan" (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other plan, arrangement or policy, whether written or oral, relating to stock options, stock purchases, stock appreciation rights, profit sharing, group insurance, vacation pay, leave of absence, dependent care, cafeteria benefits, workers compensation, consulting, pension, retirement, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Chartwell or any of its subsidiaries for the benefit of any present or former U.S. officer, employee or director of Chartwell or any of its subsidiaries (all the foregoing collectively referred to hereinafter as "Chartwell Benefit Plans") has been administered substantially in accordance with its terms and any related trust agreement or insurance contract has been administered substantially in accordance with its terms. Chartwell, its subsidiaries and all the Chartwell Benefit Plans, and any related trust agreements or insurance contracts, are in substantial compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements.

             (ii) None of Chartwell or any other person or entity that together with Chartwell is treated as a single employer under Section 414 of the Code (each a "Chartwell Commonly Controlled Entity") has incurred any material liability under Title IV of ERISA (other than for the payment of benefits or the timely payment of Pension Benefit Guaranty Corporation insurance premiums, in either case in the ordinary course) or under Section 412(f) or 412(n) of the Code, and no condition exists which could reasonably be expected to present a risk of Chartwell or any Commonly Controlled Entity incurring such a material liability.

             (iii) Neither Chartwell nor any Chartwell Commonly Controlled Entity is obligated to contribute to any "multiemployer plan" (as defined in Section 3(37) or Section 4001(a)(3) of ERISA) or has any material liability, including current or potential withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any multiemployer plan.

             (iv) Except as contemplated by Section 2.4 or as disclosed in the Filed Chartwell SEC Documents or in Section 3.1(h) of the Chartwell Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed Chartwell SEC Documents, there has not been any adoption or amendment by Chartwell or any of its subsidiaries of any collective bargaining agreement or any Chartwell Benefit Plan. Except as disclosed in the Filed Chartwell SEC Documents or in Section 3.1(h) of the Chartwell Disclosure Schedule, there exist no employment, consulting, change in control, severance, termination or indemnification agreements, arrangements or understandings between Chartwell or any subsidiary and any current or former employee, officer or director of Chartwell or any subsidiary or any Chartwell Benefit Plan.

             (v) Except as set forth in Section 3.1(h) of the Chartwell Disclosure Schedule, all material contributions and other payments required to be made by Chartwell and its subsidiaries to any Chartwell Benefit Plan prior to the date hereof have been made and all accruals required to be made under any Chartwell Benefit Plan have been made. There is no claim, dispute, grievance, charge, complaint, restraining or injunctive order, litigation or proceeding pending, or, to the knowledge of Chartwell, threatened or anticipated (other than routine claims for benefits) against or relating to any Chartwell Benefit Plan or against the assets of any Chartwell Benefit Plan which could reasonably be expected to result in the imposition of any material liability of Chartwell. Neither Chartwell nor any of its subsidiaries has communicated generally to employees or specifically to any employee regarding any future increase of benefit levels (or future creations of new benefits) with respect to any Chartwell Benefit Plans.

             (vi) Each Chartwell Benefit Plan can be terminated or otherwise discontinued without any liability to Chartwell or any subsidiary that would reasonably be expected to have a Material Adverse Effect. With respect to each Chartwell Benefit Plan subject to Title IV of ERISA and with respect to each plan of a Chartwell Commonly Controlled Entity subject to Title IV of ERISA (each a "Defined Benefit Plan") (i) no termination of any Defined Benefit Plan has occurred pursuant to which all liabilities have not been satisfied in full, and no event has occurred and no condition exists that could reasonably be expected to result in Chartwell or any Chartwell Commonly Controlled Entity incurring liability under Title IV of ERISA or could constitute grounds for terminating any Defined Benefit Plan; (ii) each Defined Benefit Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, has been maintained in compliance with the minimum funding standards of ERISA and the Code and no such Defined Benefit Plan has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code and Section 302 of ERISA, whether or not waived; (iii) neither Chartwell nor any Chartwell Commonly Controlled Entity has sought or received a waiver of its funding requirements with respect to any Defined Benefit Plan and all material contributions payable with respect to each Defined Benefit Plan have been timely made; (iv) no reportable event, within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred with respect to any Defined Benefit Plan; (v) the aggregate accumulated benefit obligations of each Defined Benefit Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Defined Benefit Plan) do not exceed the fair market value of the assets of such Defined Benefit Plan (as of the date of such valuation); and (vi) no amendment has been made to any Defined Benefit Plan that has required or would require the provision of security under ERISA
Section 307 or Code Section 401(a)(29).

             (vii) The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not in and of themselves result in the imposition of any federal excise tax with respect to any Chartwell Benefit Plan.

             (viii) Neither Chartwell nor any subsidiary maintains or contributes (or has maintained or contributed to) any Chartwell Benefit Plan which provides, or has a liability to provide, life insurance, medical, severance, or other employee welfare benefits to any employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code.

             (ix) Neither Chartwell nor any of its subsidiaries maintains or contributes to a trust, organization or association described in any of the Sections 501(c)(9), 501(c)(17) or 501(c)(2) of the Code.

             (x) Favorable determination letters have been received from the Internal Revenue Service with respect to each Chartwell Benefit Plan which is intended to comply with the provisions of Section 401(a) of the Code, and each such Chartwell Benefit Plan complies in form and in operation in all material respects with the requirements of a "qualified plan" under Section 401(a) of the Code.

             (xi) Neither Chartwell nor any of its subsidiaries, nor any of their respective directors, officers, employees or, to the knowledge of Chartwell, any other "fiduciary," as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of the Chartwell Benefit Plans.

             (xii) There has been no act or acts which would result in a disallowance of a deduction or the imposition of a tax pursuant to Section 4980B, or with regard to plan years beginning before December 31, 1988, Section 162(i) of the Code as in effect immediately prior to the enactment of the Technical and Miscellaneous Revenue Act of 1988, or any regulations promulgated thereunder, whether final, temporary or proposed. No event has occurred with respect to which Chartwell or any of its subsidiaries could be liable for a tax imposed by Chapter 43 of Subtitle A of the Code, or for a civil penalty or other liability under Section 502(c) or Section 501(l) of ERISA. Each Chartwell Benefit Plan that is a "group health plan" as defined in Section 607 of ERISA complies in all material respects and has been operated in substantial compliance in all respects with Part 7 of Title I, Subtitle B of ERISA and Subtitle K of the Code.

             (xiii) With respect to each of the Chartwell Benefit Plans, Chartwell has delivered to Trenwick true and complete copies of: (a) the plan documents, including any related trust agreements, insurance contracts or other funding arrangements, or a written summary of the terms and conditions of the plan if there is no written plan document; (b) the most recent determination letter received from the Internal Revenue Service; (c) the most recent IRS Form 5500; (d) the most recent actuarial valuation; (e) the most recent financial statement; (f) all material correspondence with the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation with respect to the past three plan years other than IRS

Form 5500 filings and PBGC premium payments; and (g) the most recent summary plan description.

             (B) Except as would not have a Material Adverse Effect on Chartwell and save as disclosed in Section 3.1(h) of the Chartwell Disclosure Schedule or as previously disclosed in writing to Trenwick and so far as the senior management of Chartwell UK Holding as hereinafter defined (and for this purpose the senior management means the following individuals: Steven Bensinger, Charles Myers, Jeremy Adams, Clive Daniels, Verity Lewis and David Marshall) are aware:

             (i) There is no existing or threatened or pending industrial or trade dispute involving Chartwell Holding Limited ("Chartwell UK Holding") or any of its subsidiaries and any of the employees of Chartwell UK Holding or any of its subsidiaries and there are no facts known or which would on reasonable inquiry be known to Chartwell UK Holding or any of its subsidiaries which might indicate that there may be any such dispute (excluding the Merger and the transactions contemplated by this Agreement). There are no agreements or arrangements (whether oral or in writing or existing by reason of custom and practice and whether or not legally binding) between Chartwell UK Holding or any of its subsidiaries and any trade union or other employees' representatives or organization concerning or affecting the employees of Chartwell UK Holding or any of its subsidiaries and there are no trade unions or other employees' representatives whom Chartwell UK Holding or any of its subsidiaries recognizes to any extent for collective bargaining purposes nor, so far as each of Chartwell UK Holding and its subsidiaries is aware, has Chartwell UK Holding or any of its subsidiaries done any act which might be construed as recognition.

             (ii) Neither Chartwell UK Holding nor its subsidiaries has given notice of any redundancies to the U.K. Secretary of State nor started consultations with any independent trade union or employees' representatives within the preceding period of one year in relation to any of employees of Chartwell UK Holding or any of its subsidiaries. No circumstances have arisen under which Chartwell UK Holding or any of its subsidiaries is likely to be required to pay damages for wrongful dismissal or breach of contract, to make any contractual or statutory redundancy payment or make or pay any compensation in respect of unfair dismissal, to make any other payment under any employment protection legislation or to reinstate or re-engage any former employee. No circumstances have arisen under which Chartwell UK Holding or any of its subsidiaries is likely to be required to pay damages or compensation, or suffer any penalty or be required to take corrective action or be subject to any form of discipline under the Employment Rights Act 1996, the Trade Union and Labour Relations (Consolidation) Act 1992, the Transfer of Undertakings (Protection of Employment) Regulations 1981, the Sex Discrimination Act 1975, the Equal Pay Act 1970, the Treaty of Rome or any Directive or recommendation made pursuant to it, the Race Relations Act 1976 or the Disability Discrimination Act 1995. So far as each of Chartwell UK Holding and its subsidiaries is aware, there are no current, pending or threatened claims of any type against Chartwell UK Holding or any of its subsidiaries by any existing or former employees or directors of Chartwell UK Holding or any of its subsidiaries or by any existing or former consultants to Chartwell UK Holding or any of its subsidiaries.

             (iii) There are no existing service or other agreements or contracts between Chartwell UK Holding or any of its subsidiaries and any of its directors or executives or employees which cannot be lawfully terminated by six calendar months' notice or less without giving rise to any claim for damages or compensation other than a statutory redundancy payment or a claim for unfair dismissal depending on the circumstances of the termination. Each of Chartwell UK Holding and its subsidiaries has complied with all its material obligations under all legislation, regulations and other requirements having the force of law (including, without limitation, orders and awards) in connection with its employees, directors and consultants.

             (iv) Neither Chartwell UK Holding nor any of its subsidiaries is involved in negotiations (whether with employees or any trade union or other employees' representatives) to vary the terms and conditions of employment or engagement of any of its employees, directors or consultants and has not made any representations, promises, offers or proposals to any of its employees, directors or consultants or to any trade union or other employees' representatives concerning or affecting the terms and conditions of employment or engagement of any of its employees, directors or consultants.

             (v) Each of Chartwell UK Holding and its subsidiaries has discharged its obligations in full in relation to salary, wages, fees, commission, bonuses, overtime pay, holiday pay, sick pay and all other benefits and emoluments relating to its employees, consultants and directors in respect of all prior periods.

             (vi) There are no pension, share option, share incentive, life assurance, disability or similar schemes, arrangements or obligations for any employees or directors of Chartwell UK Holding or any of its subsidiaries, and neither Chartwell UK Holding nor any of its subsidiaries has obligations (whether legally binding or established by custom) to pay any pension or make any other payment after retirement or death or otherwise to provide "relevant benefits" within the meaning of section 612 of the U.K. Income and Corporation Taxes Act 1988 or to make any payment for the purpose of providing such "relevant benefits" to or in respect of any person who is now or has been an officer or employee of Chartwell UK Holding or any of its subsidiaries and is not a party to any scheme or arrangement having as its purpose or one of its purposes the making of such payments or the provision of such benefits.

             (vii) All Retirement Benefits Schemes comply with and have at all times complied with the provisions of the relevant legislation and the requirements of the Pension Schemes Office and the Contributions Agency affecting schemes approved under Chapter I of Part XIV of the U.K. Income and Corporation Taxes Act 1988. Each of Chartwell UK Holding and its subsidiaries and the trustees of such schemes have duly complied with their respective obligations under the trust deeds and the rules thereof and under the aforementioned legislation and requirements, except that the accounts prepared to 31 December 1997 may not conform to the requirements of the Pensions Act 1995. All amounts due to the trustees thereof or to any insurance company in connection therewith have been paid.

             (viii) Neither Chartwell UK Holding nor any of its subsidiaries nor the trustees of any pension scheme is engaged in any litigation or arbitration proceedings in respect of any Retirement Benefits Scheme or any benefit provided thereunder in relation to the employees or former employees of Chartwell UK Holding or any of its subsidiaries and there are no current submissions or referrals to the Pensions Ombudsman or to the Occupational Pensions Advisory Service in respect of Chartwell UK Holding or any of its subsidiaries or any pension scheme.

             (ix) No Retirement Benefits Scheme in which employees or former employees of Chartwell UK Holding or any of its subsidiaries participate or have participated has been or is in the process of being (or is proposed to be) wound up (in whole or in part) or closed to new entrants (in whole or in part).

         (i) Taxes. (i) Chartwell is the common parent of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) eligible to file consolidated federal income tax returns, of which each of the subsidiaries that is an includible corporation under Section 1504(b) of the Code is a member;

             (ii) except as set forth in Section 3.1(i)(ii) of the Chartwell Disclosure Schedule, Chartwell and each of its subsidiaries have filed (or joined in the filing of) when due all material tax returns required by applicable law to be filed with respect to Chartwell or any of the subsidiaries and all taxes shown to be due on such tax returns have been paid;

             (iii) all such tax returns were true, correct and complete as of the time of such filing;

             (iv) all material taxes relating to periods ending on or before the Effective Time owed by Chartwell or any of its subsidiaries (whether or not shown on any tax return) or to which Chartwell or any of its subsidiaries may be liable under Treasury Regulations Section 1.1502-6 (or analogous state or foreign provisions) by virtue of having been a member of any "affiliated group" (or other group filing on a combined or unitary basis) at any time on or prior to the Effective Time, if required to have been paid, have been paid (except for taxes which are being contested in good faith);

             (v) any liability of Chartwell or any of its subsidiaries for material taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of Chartwell in accordance with generally accepted accounting principles;

             (vi) except as set forth in Section 3.1 (i)(vi) of the Chartwell Disclosure Schedule, there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, Chartwell or any of its subsidiaries in respect of any material tax or assessment, nor is any claim for additional tax or assessment asserted by any tax authority;

             (vii) since January 1, 1991, no claim has been made by any tax authority in a jurisdiction where Chartwell or any of its subsidiaries does not currently file a tax return that it is or may be subject to any material tax by such jurisdiction, nor to Chartwell's knowledge is any such assertion threatened;

             (viii) except as set forth in Section 3.1(i)(viii) of the Chartwell Disclosure Schedule, there is no outstanding request by Chartwell or any of its subsidiaries for any extension of time within which to pay any taxes or file any tax returns;

             (ix) except as set forth in Section 3.1(i)(ix) of the Chartwell Disclosure Schedule, there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any taxes of Chartwell or any of its subsidiaries;

             (x) no property of Chartwell or any of its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

             (xi) neither Chartwell nor any of its subsidiaries is a party to any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954;

             (xii) no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19) exists with respect to any of Chartwell's subsidiaries;

             (xiii) neither Chartwell nor any of its subsidiaries has any deferred gain or loss arising from any intercompany transactions, within the meaning of Treasury Regulations Section 1.1502-13;

             (xiv) neither Chartwell nor any of its subsidiaries has filed any agreement or consent under Section 341(f) of the Code;

             (xv) except as set forth in Section 3.1(i)(xv) of the Chartwell Disclosure Schedule, neither Chartwell nor any of its subsidiaries is a party to any agreement, whether written or unwritten, providing for the payment of taxes, payment for tax losses, entitlements to refunds or similar tax matters;

             (xvi) no ruling with respect to taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of Chartwell or any of its subsidiaries;

             (xvii) neither Chartwell nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

             (xviii) Chartwell and each of its subsidiaries have withheld and paid all material taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party;

             (xix) neither Chartwell nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; and

             (xx) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign income, premium, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or
(y).

         (j) No Excess Parachute Payments; Section 162(m) of the Code. (i) Except as disclosed in Section 3.1(j) of the Chartwell Disclosure Schedule, none of the transactions contemplated by this Agreement shall constitute a triggering event under any employment, severance or termination agreement or other compensation arrangement or Benefit Plan currently in effect which (either alone or upon the occurrence of any additional or subsequent event) could reasonably be expected to result in any payment, acceleration, vesting or increase in benefits to any current or former officer, employee or director of Chartwell or any of its subsidiaries and which would constitute an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code); and

             (ii) Except as disclosed in Section 3.1(j) of the Chartwell Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by Chartwell or any subsidiary of Chartwell under any contract, Chartwell Benefit Plan, program, arrangement or understanding currently in effect.

         (k) Compliance with Applicable Laws. Chartwell and its subsidiaries have in full force and effect all approvals, authorizations, certificates, consents, filings, franchises, licenses, notices, permits and rights of all Governmental Entities (including Insurance Regulators) (collectively, "Permits") necessary for them to own, lease or operate their respective properties and assets and to carry on their respective business as now conducted, and there has occurred no default under any such Permit, except for failures of Permits to be in full force and effect and for defaults under Permits which individually or in the aggregate would not have a Material Adverse Effect on Chartwell. Except as disclosed in the Filed Chartwell SEC Documents, Chartwell and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity, except for such noncompliance which individually or in the aggregate would not have a Material Adverse Effect on Chartwell. Chartwell and its subsidiaries are in compliance with all applicable recommendations and requirements of the Underwriting Agency Department of Lloyd's, except for such noncompliance which individually or in the aggregate would not have a Material Adverse Effect on Chartwell.

         (l) Litigation. Except as disclosed in the Chartwell SEC Documents or in Section 3.1(l) of the Chartwell Disclosure Schedule, there is no suit, action, proceeding or arbitration (excluding those arising in the ordinary course of business relating to policies of insurance or reinsurance written by Chartwell and its subsidiaries) pending or, to the knowledge of Chartwell, threatened against or affecting Chartwell or any of its subsidiaries or any of their respective properties or assets that individually or in the aggregate could reasonably be expected to (i) have a Material Adverse Effect on Chartwell, (ii) impair the ability of Chartwell to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, writ, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Chartwell or any of its subsidiaries having, or which could be reasonably expected to have any such effect.

         (m) No Undisclosed Liabilities. Except (i) as disclosed in Section 3.1(m) of the Chartwell Disclosure Schedule, (ii) as disclosed in the Filed Chartwell SEC Documents, (iii) obligations for losses, loss adjustment expenses, unearned premiums and reinsurance premiums under reinsurance and insurance contracts entered into by Chartwell and its subsidiaries and (iv) as a result of any transaction set forth in Section 4.1 of the Chartwell Disclosure Schedule or which has been approved in writing by Trenwick, none of Chartwell or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted which, individually or in the aggregate, would have a Material Adverse Effect on Chartwell.

         (n) Reserves. (i) All reserves for claims, losses (including, without limitation, incurred but not reported losses) and loss adjustment expenses (whether allocated or unallocated) as reflected in the Annual Statement of each Insurer for each of the years ended December 31, 1996, December 31, 1997 and December 31, 1998, together with all exhibits and schedules thereto (a) were determined in accordance with SAP and commonly accepted actuarial standards and principles consistently applied and were fairly stated in accordance with sound actuarial principles specified by the Actuarial Standards Board, (b) meet the requirements of all applicable insurance laws, rules, and regulations of each applicable jurisdiction in all material respects, and (c) were based on actuarial assumptions which were in accordance with those called for in relevant policy and contract provisions, and such reserves made reasonable provision in the aggregate to cover the total amount of liabilities under all outstanding policies and contracts of insurance, reinsurance and retrocession as of the dates of such statutory statements (it being understood that no representation or warranty is made in this Agreement to the effect that such reserves were in fact adequate to cover the actual amount of such liabilities that are eventually paid after the date thereof). Each Insurer owns assets that qualify as admitted assets under applicable insurance laws and regulations in an amount at least equal to all such required reserves plus its minimum statutory capital and surplus as required under applicable insurance laws, rules and regulations. No Insurer's reserves have been discounted on either a tabular or non-tabular basis.

             (ii) All net reserves for claims, losses (including, without limitation, incurred but not reported losses) and loss adjustment expenses (whether allocated or unallocated) held with respect to Chartwell Syndicates as reflected in the audited financial statements of Chartwell for each of the years ended December 31, 1997 and December 31, 1998 (a) were determined in accordance with GAAP and commonly accepted actuarial standards and principles consistently applied and were fairly stated in accordance with sound actuarial principles specified by the Actuarial Standards Board and (b) were based on actuarial assumptions which were in accordance with those called for in relevant policy and contract provisions, and such reserves made reasonable provision in the aggregate to cover the total amount of liabilities under all outstanding policies and contracts of insurance, reinsurance and retrocession as of the dates of such audited financial statements (it being understood that no representation or warranty is made in this Agreement to the effect that such reserves were in fact adequate to cover the actual amount of such liabilities that are eventually paid after the date thereof).

         (o) Insurance Issued. Except as disclosed in Section 3.1(o) of the Chartwell Disclosure Schedule:

             (i) All in-force primary insurance policies issued by any Insurer are, to the extent required under applicable insurance laws, rules or regulations, on forms and at rates approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection, except as would not individually or in the aggregate have a Material Adverse Effect on Chartwell.

             (ii) To the knowledge of Chartwell, except as would not individually or in the aggregate have a Material Adverse Effect on Chartwell, each insurance agent or solicitor, including, without limitation, salaried employees of Chartwell or any Insurer appointed by any Insurer as an insurance agent or solicitor, at the time such agent or solicitor wrote, sold, solicited or produced business for such Insurer since January 1, 1996, was duly licensed as an insurance agent (for the type of business written, sold, solicited or produced by such insurance agent or solicitor in the particular jurisdiction in which such agent or solicitor wrote, sold, solicited or produced such business).

         (p) Opinion of Financial Advisor. Chartwell has received the opinion of Goldman, Sachs & Co. dated as of the date of this Agreement to the effect that the Conversion Number is fair to the stockholders of Chartwell from a financial point of view.

         (q) Voting Requirements. The affirmative vote of holders of a majority of the shares of Chartwell Common Stock (with each share of Chartwell Common Stock having one vote per share) to approve and adopt this Agreement and the Merger (the "Chartwell Stockholder Approval") is the only vote of the holders of any class or series of the capital stock of Chartwell necessary to approve and adopt this Agreement and the Merger and the transactions contemplated hereby.

         (r) Rights Agreement; Section 203. Chartwell and its Board of Directors have amended the Rights Agreement (without redeeming the Rights) so that the execution and delivery of this Agreement, the Stock Option Agreement or the consummation of the Merger will not (i) cause any of the Rights to become exercisable, (ii) cause Trenwick to be an Acquiring Person (as defined in the Rights Agreement) or (iii) trigger other provisions of the Rights Agreement, including giving rise to a Distribution Date (as defined in the Rights Agreement), and the Expiration Date (as defined in the Rights Agreement) of the Rights shall occur immediately prior to the Effective Time. Such amendment shall be in full force and effect from and after the date hereof. Chartwell has taken all corporate action necessary to render inapplicable to the Merger, this Agreement, the Stock Option Agreement and the other transactions contemplated hereby, the provisions of Section 203 of the DGCL.

         (s) Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Chartwell, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Chartwell. Except as set forth in Section 3.1(s) of the Chartwell Disclosure Schedule, Chartwell has furnished to Trenwick true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

         (t) No Default. Except as disclosed in the Chartwell SEC Documents, the business of Chartwell and each of its subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective certificate of incorporation or by-laws or similar organizational documents, or
(ii) any company agreement, excluding from the foregoing clause (ii), defaults or violations that would not have a Material Adverse Effect on Chartwell or would not materially impair the ability of Chartwell to consummate the Merger or the other transactions contemplated hereby.

         (u) Related Party Transactions. Except as set forth in Section 3.1(u) of the Chartwell Disclosure Schedule, all transactions, agreements, arrangements or understandings between Chartwell or any of Chartwell's subsidiaries, on the one hand, and Chartwell's affiliates (other than wholly-owned subsidiaries of Chartwell) or other Persons, on the other hand, that are required to be disclosed in the Chartwell SEC Documents in accordance with Item 404 of Schedule S-K under the Securities Act have been so disclosed. Since March 31, 1999, there have been no transactions, agreements, arrangements or understandings between Chartwell or any of its subsidiaries, on the one hand, and Chartwell's affiliates (other than wholly-owned subsidiaries of Chartwell) or other Persons, on the other hand, that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the Chartwell SEC Documents filed prior to the date hereof.

         (v) Title to Property. (i) Except as set forth in Section 3.1(v) of the Chartwell Disclosure Schedule, Chartwell and its subsidiaries have good and valid title to, have valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by or necessary for the conduct of, their business, except where the failure to have such good and valid title, valid leasehold interests or such valid contractual rights do not, individually or in the aggregate, have a Material Adverse Effect on Chartwell.

             (ii) Except as set forth in Section 3.1(v) of the Chartwell Disclosure Schedule, Chartwell and its subsidiaries:

                  (a) own and have good and marketable title in fee simple to the real property owned by such party, free and clear of all mortgages, pledges, liens, charges, encumbrances, defects, security interests, claims, options and restrictions of all kind except for (y) minor imperfections of title, easements and rights of way, none of which individually or in the aggregate, materially detracts from the value of or impairs the use of the affected property or impairs the operations of

         Chartwell or any of its subsidiaries and (z) liens for current taxes not yet due and payable;

                  (b) is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder; and

                  (c) has good and valid rights of ingress and egress to and from all the real property owned or leased by such party from and to the public street systems for all usual street, road and utility purposes.

         (w) Environmental. (i) Chartwell and its subsidiaries are in material compliance with all applicable Environmental Laws.

             (ii) To the knowledge of Chartwell, no facts, events or conditions with respect to the operation of its business or the business of its subsidiaries, or the locations of those businesses exist which could reasonably be expected to interfere with or prevent continued compliance with, or could give rise to any liability (including, without limitation, liability for clean up costs, personal injury or property damage) or form the basis for any claim, action, suit, proceeding, hearing or investigation against or involving Chartwell or any of its subsidiaries or their respective businesses, under any applicable Environmental Law.

             (iii) Chartwell and its subsidiaries have not received any written notice, report or other information regarding any actual or alleged violation of, or liability under, Environmental Laws relating to Chartwell or its subsidiaries, or the locations of the operation of their businesses, which violation or liability could have a Material Adverse Effect on Chartwell.

             (iv) There is no action, suit, claim, proceeding or investigation pending, or to the knowledge of Chartwell, threatened against Chartwell or its subsidiaries that alleges or would allege any violation of any applicable Environmental Laws.

             (v) To the knowledge of Chartwell, neither Chartwell nor its subsidiaries has ever generated, transported, treated, stored or disposed of any Hazardous Material at any site, location or facility, and no such Hazardous Material is present on, in or under any location occupied by Chartwell or its subsidiaries, including without limitation, containment of such Hazardous Material by means of any underground storage tank.

             Notwithstanding the foregoing, this Section 3.1(w) does not include any representation or warranty with respect to Chartwell or any of its subsidiaries arising in their respective capacities as reinsurer or issuer of any insurance product.

         (x) Chartwell Investees. Section 3.1(x) of the Chartwell Disclosure Schedule sets forth a list of certain corporations and other entities other than publicly traded companies (collectively, the "Chartwell Investees") in which Chartwell or a subsidiary has made an equity investment, and indicates the percentage of the voting equity interests and total ownership interests in such Chartwell Investees held by Chartwell and its subsidiaries as of the date hereof (collectively, the "Chartwell Investee Interests"). Except as disclosed in
Section 3.1(x) of the

Chartwell Disclosure Schedule, to the knowledge of Chartwell, all Chartwell Investee Interests are fully paid and nonassessable and are owned by Chartwell, by one or more subsidiaries of Chartwell or by Chartwell and one or more subsidiaries, free and clear of all Liens. Except as disclosed in Section 3.1(x) of the Chartwell Disclosure Schedule, to the knowledge of Chartwell, neither Chartwell nor any of its subsidiaries is a party to or bound by any agreement, proxy or other arrangement restricting the transfer or affecting the voting of any Chartwell Investee Interest. Except as disclosed in Section 3.1(x) of the Chartwell Disclosure Schedule, the executive officers of Chartwell do not know, without inquiry, of any representation and warranty made with respect to a subsidiary of Chartwell in Sections 3.1(d), (k) and (l) of this Agreement which would not be true and correct in all material respects (or, with respect to those representations and warranties that are qualified as to materiality, true and correct) if the Chartwell Investees were each considered a subsidiary of Chartwell for purposes of such representation and warranty, except for such failures to be true and correct in all material respects (or true and correct, as applicable) which would not reasonably be expected to have a Material Adverse Effect on Chartwell.

         (y) Reinsurance Contracts, Coverholders and MGAs. (i) Section 3.1(y) of the Chartwell Disclosure Schedule contains a true and complete list of all managing general agents of the Insurers (collectively, "MGAs"), coverholders with respect to the Chartwell Syndicates ("Coverholders") with whom any Insurer or Chartwell does business and all in force contracts, treaties or arrangements, regarding ceding of reinsurance, coinsurance, excess insurance, or retrocession, (collectively, "Reinsurance Contracts") to which any Insurer or Chartwell Syndicate is a party as the cedent thereunder or by or to which any of them are bound or subject as the cedent thereunder, as each such Reinsurance Contract may have been amended, modified or supplemented. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Chartwell: (i) each of the foregoing Reinsurance Contracts is valid and binding in accordance with its terms, and is in full force and effect and (ii) none of the Insurers or Plaza Co Syndicates nor, to the knowledge of Chartwell any other party thereto, is in default in any material respect with respect to any such Reinsurance Contract, nor to the knowledge of Chartwell does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. Except as set forth in Section 3.1(y) of the Chartwell Disclosure Schedule, none of the contracts, treaties or arrangements involving the MGAs or Coverholders contain "change of control" provisions and no such Reinsurance Contract contains any provision providing that any such other party thereto may terminate, cancel or commute the same by reason of the transactions contemplated by this Agreement or any other provision which would be altered or otherwise become applicable by reason of such transactions, and no party has given notice of termination, cancellation or commutation of any such Reinsurance Contract or that it intends to terminate, cancel or commute any such Reinsurance Contract as a result of the transactions contemplated hereby; and

                  (ii) Except as set forth in Section 3.1(y) of the Chartwell Disclosure Schedule, each of the Insurers is entitled under applicable insurance laws, rules and regulations to take credit in its statutory financial statements in accordance with Chapter 22 of the NAIC Accounting Practices and Procedures Manual for Property and Casualty Insurance Companies as in effect on the date hereof with respect to the Reinsurance Contracts listed in Section 3.1(y) of the Chartwell Disclosure Schedule and all such amounts are properly reflected in the statutory financial statements of each Insurer. Each of Chartwell and the Insurers has no knowledge of any disputes as to reinsurance or retrocessional coverage under, or any terms or provisions of, any such Reinsurance Contract. To the knowledge of Chartwell and each Insurer, the financial condition of any other party to any such Reinsurance Contract is not impaired to the extent that a default thereunder could reasonably be expected to occur.

         (z) Reinsurance Agreement. Chartwell has obtained on or prior to the date of this Agreement an underwriting commitment in the form set forth in
Section 3.1(z) of the Chartwell Disclosure Schedule with respect to the Reinsurance Agreement.

         SECTION 3.2. Representations and Warranties of Trenwick. Except as disclosed in the Disclosure Schedule delivered by Trenwick to Chartwell at or prior to the execution of this Agreement (the "Trenwick Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Trenwick represents and warrants to Chartwell as follows:

         (a) Organization, Standing and Corporate Power. Each of Trenwick and its subsidiaries (as defined in Section 8.2(d)) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power individually or in the aggregate would not have a Material Adverse Effect (as defined in Section 8.2(h)) on Trenwick. Each of Trenwick and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification, licensing or good standing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing or to have such power individually or in the aggregate would not have a Material Adverse Effect on Trenwick. Trenwick has delivered to Chartwell complete and correct copies of its Certificate of Incorporation and By-laws and the Certificates of Incorporation and By-laws, or other organizational documents, of its subsidiaries, in each case as amended to the date of this Agreement.

         (b) Subsidiaries. Section 3.2(b) of the Trenwick Disclosure Schedule includes all the subsidiaries of Trenwick which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Trenwick, free and clear of Liens.

         (c) Capital Structure. The authorized capital stock of Trenwick consists of 30,000,000 shares of Trenwick Common Stock and 2,000,000 shares of preferred stock, par value $.10 per share. At the close of business on June 18, 1999, (i) 10,630,510 shares of Trenwick Common Stock were issued and outstanding, (i) 1,071,170 shares of Trenwick Common Stock were reserved for issuance pursuant to outstanding stock options ("Trenwick Stock Options") issued under Trenwick's 1989 Stock Plan, 1993 Stock Option Plan and 1993

Stock Option Plan for Non-Employee Directors all currently in effect (collectively, the "Trenwick Stock Option Plans"), (ii) zero shares of Trenwick Common Stock were held in Trenwick's treasury and (iii) 200,000 shares of Series B Junior Participating Preferred Stock, were reserved for issuance in connection with the rights issued pursuant to the Rights Agreement dated as of September 24, 1997 (the "Rights Agreement"), between Trenwick and First Chicago Trust Company of New York. Except as set forth above, at the close of business on June 18, 1999, no shares of capital stock or other equity securities of Trenwick were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Trenwick are, and all shares which may be issued pursuant to this Agreement or the Trenwick Stock Option Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.2(c) of the Trenwick Disclosure Schedule, since January 1, 1999, no shares of the capital stock of Trenwick have been issued other than pursuant to Trenwick Stock Options already in existence on such date, and, since such date, no Trenwick Stock Options have been granted. No bonds, debentures, notes or other indebtedness of Trenwick or any subsidiary of Trenwick having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Trenwick or any subsidiary of Trenwick may vote are issued or outstanding. Section 3.2(b) of the Trenwick Disclosure Schedule lists the Significant Subsidiaries of Trenwick and, except for the capital stock of such subsidiaries, Trenwick does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity other than any publicly-traded corporation in which Trenwick owns 100 or fewer shares of common stock and other than any registered investment company. All the outstanding shares of capital stock of each subsidiary of Trenwick have been validly issued and are fully paid and nonassessable and are owned by Trenwick, by one or more wholly owned subsidiaries of Trenwick or by Trenwick and one or more such wholly owned subsidiaries, free and clear of all Liens. Except as set forth above, there are not any securities, options, warrants, rights, commitments or agreements of any kind to which Trenwick or any subsidiary is a party or by which any of them is bound obligating Trenwick or any subsidiary to issue, sell or deliver, or repurchase, redeem or otherwise acquire, shares of capital stock or other equity or voting securities of any of them or securities convertible into or exchangeable for capital stock or voting securities of Trenwick, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. There are no stockholder agreements, voting trusts or other agreements or understandings to which Trenwick or any of its subsidiaries is a party, or to which any of them is bound, relating to the voting or disposition of any shares of capital stock of Trenwick or any subsidiary thereof.

         (d) Authority; Noncontravention. Trenwick has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Trenwick Stockholder Approval (as defined in Section 3.2(o)), to consummate the transactions contemplated by this Agreement. Trenwick has all requisite corporate power and authority to enter into the Stock Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Trenwick and the consummation by Trenwick of the transactions contemplated by this Agreement and the Stock Option Agreement have been duly authorized by all necessary corporate action on the part of Trenwick, subject to the Trenwick Stockholder Approval. This Agreement and the Stock Option Agreement have been duly executed and delivered by Trenwick and, assuming the due authorization, execution and delivery of this Agreement and the Stock Option Agreement by Chartwell constitute legal, valid and binding obligations of Trenwick, enforceable against Trenwick in accordance with their respective terms. The execution and delivery of this Agreement and the Stock Option Agreement do not, and, subject to the Trenwick Stockholder Approval with respect to this Agreement, the consummation of the transactions contemplated by this Agreement and the Stock Option Agreement and compliance with the provisions of this Agreement and the Stock Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Trenwick or any of its subsidiaries under, (i) the Certificate of Incorporation or By-laws of Trenwick or the comparable organizational documents of any of its subsidiaries,
(ii) subject to the matters referred to in the next sentence, any indenture or other material agreement, permit, franchise, license or instrument to which Trenwick or any of its subsidiaries is a party or by which Trenwick or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the matters referred to in the next sentence, any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to Trenwick or any of its subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect on Trenwick or (y) reasonably be expected to impair materially the ability of Trenwick to perform its obligations under this Agreement and the Stock Option Agreement. No consent, approval, order, or authorization of, action by or in respect of, or registration, declaration or filing with any Governmental Entity, or of Lloyd's, is required by or with respect to Trenwick or any of its subsidiaries in connection with the execution and delivery of this Agreement and the Stock Option Agreement by Trenwick or the consummation by Trenwick of the transactions contemplated hereby, except for (A) in connection with or in compliance with the provisions of (1) the HSR Act, (2) the Securities Act, (3) the Exchange Act, (4) the DGCL, (5) NASDAQ, (6) any non-United States competition, antitrust and investment laws, and the securities or "blue sky" laws of the various states,
(7) the approvals, filings and notices required under the insurance laws of the jurisdictions in which Trenwick transacts the business of reinsurance; (8) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Trenwick is qualified to do business, (9) any required consents and waivers of Lloyd's and (B) such other consents, approvals, orders, authorizations, actions, registrations, declarations, filings or notices (as may be required) the failure of which to be made or obtained individually or in the aggregate would not have a Material Adverse Effect on Trenwick.

         (e) SEC Documents; Financial Statements. (i) Trenwick has timely filed all required forms, reports, schedules, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1996. Trenwick has delivered or made available to Chartwell all registration statements, proxy statements, annual reports, quarterly reports and reports on Form 8-K and other forms, reports and documents, if any, filed by Trenwick with the SEC since January 1, 1996 (as such documents have been amended since the time of their filing, collectively, the "Trenwick SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Trenwick SEC Documents (i) were timely filed and complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Trenwick SEC Documents, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Trenwick included in the Trenwick SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Trenwick and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

                  (ii) Trenwick has previously furnished to Chartwell true and complete copies of the annual statements for each of the years ended December 31, 1996, December 31, 1997, and December 31, 1998, together with all exhibits and schedules thereto (collectively, the "Annual Statements"), with respect to Trenwick America Reinsurance Company ("TARCO") as filed with the appropriate Insurance Regulator. The Annual Statements were prepared in conformity with SAP and present fairly, to the extent required by and in conformity with SAP in all material respects the statutory financial condition of TARCO at their respective dates and the results of operations, changes in capital and surplus and cash flow of TARCO for each of the periods then ended. No deficiencies or violations material to the financial condition of TARCO, individually, whether or not material in the aggregate, have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator (unless not currently pending). Trenwick has made available to Chartwell true and complete copies of all financial examination reports of state insurance departments since January 1, 1996 relating to TARCO. The quarterly statements of TARCO for the quarter ending March 31, 1999 as filed and the quarterly statements of TARCO thereafter filed prior to the Closing, when filed with the insurance regulatory authorities of the applicable states, presented and will present fairly, to the extent required by and in conformity with SAP in all material respects the statutory financial condition of TARCO at its respective dates indicated and the results of operations, changes in capital and surplus and cash flow of TARCO for each of the periods therein specified (subject to normal year-end adjustments).

                  (iii) Trenwick has previously furnished to Chartwell true and complete copies of the financial statements of Trenwick International Limited ("Trenwick International") for each of the years ended December 31,1996, December 31, 1997, and December 31, 1998, together with all exhibits and schedules thereto (collectively, the "Trenwick International Financial Statements"), as filed with the appropriate Insurance Regulator. The Trenwick International Financial Statements have been prepared in accordance with the requirements of all relevant statutes and with generally accepted accounting principles (including to the extent applicable, the Guidance on Accounting for Insurance Business as published by the Association of British Insurers) ("U.K. GAAP") and are complete and accurate in all material respects and show a true and fair view of the state of affairs of Trenwick International and its subsidiaries and the profit of Trenwick International and its subsidiaries for the financial period ending on their respective dates. No deficiencies or violations material to the financial condition of Trenwick International, individually, whether or not material in the aggregate, have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator (unless not currently pending). Trenwick has made available to Chartwell true and complete copies of all financial examination reports of applicable insurance regulatory authorities since January 1, 1996 relating to Trenwick International and its subsidiaries. The quarterly statements of Trenwick International for the quarter ending March 31, 1999 and thereafter prior to the Closing, when filed with the appropriate Insurance Regulators, will have been prepared in accordance with the requirements of all relevant statutes and with U.K. GAAP and are complete and accurate in all material respects and show a true and fair view of the state of affairs of Trenwick International and its subsidiaries and the profit of Trenwick International and its subsidiaries for the financial period ending on their respective dates (subject to normal year-end adjustments).

         (f) Information Supplied. None of the information supplied or to be supplied by Trenwick for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they are made, not misleading or
(ii) the Joint Proxy Statement will, at the date it is first mailed to Trenwick's stockholders or at the time of the Trenwick Stockholders Meeting (as defined in Section 5.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made by Trenwick in this Section 3.2(f) with respect to information supplied by Chartwell for inclusion or incorporation by reference in the Joint Proxy Statement.

         (g) Absence of Certain Changes or Events. Except in connection with this Agreement, the Stock Option Agreement and the transactions contemplated hereby, as disclosed in the Trenwick SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Trenwick SEC Documents") since the date of the most recent audited financial statements included in the Filed Trenwick SEC Documents, Trenwick and its subsidiaries have conducted their business in the ordinary course consistent with past practice, and there has not occurred (i) any event or change having individually or in the aggregate a Material Adverse Effect on Trenwick, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Trenwick's outstanding capital stock, other than regular quarterly cash dividends of $.26 per share on the Trenwick Common Stock and dividends paid by wholly owned subsidiaries, (iii) (A) any granting by Trenwick or any of its subsidiaries to any current or former director or officer of Trenwick or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business, (B) any granting by Trenwick or any of its subsidiaries to any such current or former director or officer of any increase in severance or termination pay or (C) any entry by Trenwick or any of its subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director or officer, (iv) any tax election that individually or in the aggregate would have a Material Adverse Effect on Trenwick or any of its tax attributes or any settlement or compromise of any material income tax liability, or (v) any change in accounting methods, principles or practices by Trenwick or any of its subsidiaries materially affecting their assets, liabilities or business, except insofar as may have been required or permitted by a change in applicable accounting principles (including
SAP).

         (h) Benefit Plans. (A) (i) Each "employee benefit plan" (as defined in
Section 3(3) of ERISA), and each other plan, arrangement or policy, whether written or oral, relating to stock options, stock purchases, stock appreciation rights, profit sharing, group insurance, vacation pay, leave of absence, dependent care, cafeteria benefits, workers compensation, consulting, pension, retirement, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Trenwick or any of its subsidiaries for the benefit of any present or former U.S. officer, employee or director of Trenwick or any of its subsidiaries (all the foregoing collectively referred to hereinafter as "Trenwick Benefit Plans") has been administered substantially in accordance with its terms and any related trust agreement or insurance contract has been administered substantially in accordance with its terms. Trenwick, its subsidiaries and all the Trenwick Benefit Plans, and any related trust agreements or insurance contracts, are in substantial compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements.

                  (ii) None of Trenwick or any other person or entity that together with Trenwick is treated as a single employer under Section 414 of the Code (each a "Trenwick Commonly Controlled Entity") has incurred any material liability under Title IV of ERISA (other than for the payment of benefits or the timely payment of Pension Benefit Guaranty Corporation insurance premiums, in either case in the ordinary course) or under Section 412(f) or 412(n) of the Code, and no condition exists which could reasonably be expected to present a risk of Trenwick or any Commonly Controlled Entity incurring such a material liability.

                  (iii) Neither Trenwick nor any Trenwick Commonly Controlled Entity is obligated to contribute to any "multiemployer plan" (as defined in Section 3(37) or Section 4001(a)(3) of ERISA) or has any material liability, including current or potential withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any multiemployer plan.

                  (iv) Except as contemplated by Section 2.4 or as disclosed in the Filed Trenwick SEC Documents or in Section 3.2(h) of the Trenwick Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed Trenwick SEC Documents, there has not been any adoption or amendment by Trenwick or any of its subsidiaries of any collective bargaining agreement or any Trenwick Benefit Plan. Except as disclosed in the Filed Trenwick SEC Documents or in Section 3.2(h) of the Trenwick Disclosure Schedule, there exist no employment, consulting, change in control, severance, termination or indemnification agreements, arrangements or understandings between Trenwick or any subsidiary and any current or former employee, officer or director of Trenwick or any subsidiary or any Trenwick Benefit Plan.

                  (v) All material contributions and other payments required to be made by Trenwick and its subsidiaries to any Trenwick Benefit Plan prior to the date hereof have been made and all accruals required to be made under any Trenwick Benefit Plan have been made. There is no claim, dispute, grievance, charge, complaint, restraining or injunctive order, litigation or proceeding pending, or, to the knowledge of Trenwick, threatened or anticipated (other than routine claims for benefits) against or relating to any Trenwick Benefit Plan or against the assets of any Trenwick Benefit Plan which could reasonably be expected to result in the imposition of any material liability of Trenwick. Neither Trenwick nor any of its subsidiaries has communicated generally to employees or specifically to any employee regarding any future increase of benefit levels (or future creations of new benefits) with respect to any Trenwick Benefit Plans.

                  (vi) Each Trenwick Benefit Plan can be terminated or otherwise discontinued without any liability to Trenwick or any subsidiary that would reasonably be expected to have a Material Adverse Effect. With respect to each Trenwick Benefit Plan subject to Title IV of ERISA and with respect to each plan of a Trenwick Commonly Controlled Entity subject to Title IV of ERISA (each a "Trenwick Defined Benefit Plan") Trenwick Defined Benefit Plan (i) no termination of any Trenwick Defined Benefit Plan has occurred pursuant to which all liabilities have not been satisfied in full, and no event has occurred and no condition exists that could reasonably be expected to result in Trenwick or any Trenwick Commonly Controlled Entity incurring liability under Title IV of ERISA or could constitute grounds for terminating any Trenwick Defined Benefit Plan; (ii) each Trenwick Defined Benefit Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, has been maintained in compliance with the minimum funding standards of ERISA and the Code and no such Trenwick Defined Benefit Plan has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code and Section 302 of ERISA, whether or not waived; (iii) neither Trenwick nor any Trenwick Commonly Controlled Entity has sought or received a waiver of its funding requirements with respect to any Trenwick Defined Benefit Plan and all material contributions payable with respect to each Defined Benefit Plan have been timely made; (iv) no reportable event, within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred with respect to any Trenwick Defined Benefit Plan; (v) the aggregate accumulated benefit obligations of each Trenwick Defined Benefit Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Trenwick Defined Benefit Plan) do not exceed the fair market value of the assets of such Trenwick Defined Benefit Plan (as of the date of such valuation); and (vi) no amendment has been made to any Trenwick Defined Benefit Plan that has required or would require the provision of security under ERISA Section 307 or Code Section 401(a)(29).

                  (vii) The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not in and of themselves result in the imposition of any federal excise tax with respect to any Trenwick Benefit Plan.

                  (viii) Neither Trenwick nor any subsidiary maintains or contributes (or has maintained or contributed to) any Trenwick Benefit Plan which provides, or has a liability to provide, life insurance, medical, severance, or other employee welfare benefits to any employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code.

                  (ix) Neither Trenwick nor any of its subsidiaries maintains or contributes to a trust, organization or association described in any of the Sections 501(c)(9), 501(c)(17) or 501(c)(2) of the Code.

                  (x) Favorable determination letters have been received from the Internal Revenue Service with respect to each Trenwick Benefit Plan which is intended to comply with the provisions of Section 401(a) of the Code, and each such Trenwick Benefit Plan complies in form and in operation in all material respects with the requirements of a "qualified plan" under Section 401(a) of the Code.

                  (xi) Neither Trenwick nor any of its subsidiaries, nor any of their respective directors, officers, employees or, to the knowledge of Trenwick any other "fiduciary," as such term is defined in Section 3(21) of ERISA, has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of the Trenwick Benefit Plans.

                  (xii) There has been no act or acts which would result in a disallowance of a deduction or the imposition of a tax pursuant to Section 4980B, or with regard to plan years beginning before December 31, 1988, Section 162(i) of the Code as in effect immediately prior to the enactment of the Technical and Miscellaneous Revenue Act of 1988, or any regulations promulgated thereunder, whether final, temporary or proposed. No event has occurred with respect to which Trenwick or any of its subsidiaries could be liable for a tax imposed by Chapter 43 of Subtitle A of the Code, or for a civil penalty or other liability under Section 502(c) or Section 501(l) of ERISA. Each Trenwick Benefit Plan that is a "group health plan" as defined in Section 607 of ERISA complies in all material respects and has been operated in substantial compliance in all respects with Part 7 of Title I, Subtitle B of ERISA and Subtitle K of the Code.

                  (xiii) With respect to each of the Trenwick Benefit Plans, Trenwick has delivered to Chartwell true and complete copies of: (a) the plan documents, including any related trust agreements, insurance contracts or other funding arrangements, or a written summary of the terms and conditions of the plan if there is no written plan document; (b) the most recent determination letter received from the Internal Revenue Service; (c) the most recent IRS Form 5500; (d) the most recent actuarial valuation; (e) the most recent financial statement; (f) all material correspondence with the Internal Revenue Service, the Department of Labor and the Pension Benefit Guaranty Corporation with respect to the past three plan years other than IRS Form 5500 filings and PBGC premium payments; and (g) the most recent summary plan description.

                           (B) Except as would not have a Material Adverse
Effect on Trenwick and so far as the senior management of Trenwick International as hereinafter defined (and for this purpose the senior management means the following individuals: Pierre D. Croizat and Russell J. English) are aware:

                  (i) There is no existing or threatened or pending industrial or trade dispute involving Trenwick International and any of the employees of Trenwick International and there are no facts known or which would on reasonable inquiry be known to Trenwick International which might indicate that there may be any such dispute (excluding the Merger and the transactions contemplated by this Agreement). There are no agreements or arrangements (whether oral or in writing or existing by reason of custom and practice and whether or not legally binding) between Trenwick International and any trade union or other employees' representatives or organization concerning or affecting the employees of Trenwick International and there are no trade unions or other employees' representatives whom Trenwick International recognizes to any extent for collective bargaining purposes nor, so far as Trenwick International is aware, has Trenwick International done any act which might be construed as recognition.

                  (ii) Trenwick International has given no notice of any redundancies to the U.K. Secretary of State nor started consultations with any independent trade union or employees' representatives within the preceding period of one year in relation to any of employees of Trenwick International. No circumstances have arisen under which Trenwick International is likely to be required to pay damages for wrongful dismissal or breach of contract, to make any contractual or statutory redundancy payment or make or pay any compensation in respect of unfair dismissal, to make any other payment under any employment protection legislation or to reinstate or re-engage any former employee. No circumstances have arisen under which Trenwick International is likely to be required to pay damages or compensation, or suffer any penalty or be required to take corrective action or be subject to any form of discipline under the Employment Rights Act 1996, the Trade Union and Labour Relations (Consolidation) Act 1992, the Transfer of Undertakings (Protection of Employment) Regulations 1981, the Sex Discrimination Act 1975, the Equal Pay Act 1970, the Treaty of Rome or any Directive or recommendation made pursuant to it, the Race Relations Act 1976 or the Disability Discrimination Act 1995. So far as Trenwick International is aware, there are no current, pending or threatened claims of any type against Trenwick International by any existing or former employees or directors of Trenwick International or by any existing or former consultants to Trenwick International.

                  (iii) There are no existing service or other agreements or contracts between Trenwick International and any of its directors or executives or employees which cannot be lawfully terminated by six calendar months' notice or less without giving rise to any claim for damages or compensation other than a statutory redundancy payment or a claim for unfair dismissal depending on the circumstances of the termination. Trenwick International has complied with all its material obligations under all legislation, regulations and other requirements having the force of law (including, without limitation, orders and awards) in connection with its employees, directors and consultants.

                  (iv) Trenwick International is not involved in negotiations (whether with employees or any trade union or other employees' representatives) to vary the terms and conditions of employment or engagement of any of its employees, directors or consultants and has not made any representations, promises, offers or proposals to any of its employees, directors or consultants or to any trade union or other employees' representatives concerning or affecting the terms and conditions of employment or engagement of any of its employees, directors or consultants.

                  (v) Trenwick International has discharged its obligations in full in relation to salary, wages, fees, commission, bonuses, overtime pay, holiday pay, sick pay and all other benefits and emoluments relating to its employees, consultants and directors in respect of all prior periods.

                  (vi) There are no pension, share option, share incentive, life assurance, disability or similar schemes, arrangements or obligations for any employees or directors of Trenwick International, and Trenwick International has no obligations (whether legally binding or established by custom) to pay any pension or make any other payment after retirement or death or otherwise to provide "relevant benefits" within the meaning of section 612 of the U.K. Income and Corporation Taxes Act 1988 or to make any payment for the purpose of providing such "relevant benefits" to or in respect of any person who is now or has been an officer or employee of Trenwick International and is not a party to any scheme or arrangement having as its purpose or one of its purposes the making of such payments or the provision of such benefits.

                  (vii) All Retirement Benefits Schemes comply with and have at all times complied with the provisions of the relevant legislation and the requirements of the Pension Schemes Office and the Contributions Agency affecting schemes approved under Chapter I of Part XIV of the U.K. Income and Corporation Taxes Act 1988. Trenwick International and the trustees of such schemes have duly complied with their respective obligations under the trust deeds and the rules thereof and under the aforementioned legislation and requirements. All amounts due to the trustees thereof or to any insurance company in connection therewith have been paid.

                  (viii) Neither Trenwick International nor the trustees of any pension scheme is engaged in any litigation or arbitration proceedings in respect of any Retirement Benefits Scheme or any benefit provided thereunder in relation to the employees or former employees of Trenwick International and there are no current submissions or referrals to the Pensions Ombudsman or to the Occupational Pensions Advisory Service in respect of Trenwick International or any pension scheme.

                  (ix) No Retirement Benefits Scheme in which employees or former employees of Trenwick International participate or have participated has been or is in the process of being (or is proposed to be) wound up (in whole or in part) or closed to new entrants (in whole or in part).

                  (i) Taxes. (i) Trenwick is the common parent of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) eligible to file consolidated federal income tax returns, of which each of the subsidiaries that is an includible corporation under Section 1504(b) of the Code is a member;

                  (ii) Trenwick and each of its subsidiaries have filed (or joined in the filing of) when due all material tax returns required by applicable law to be filed with respect to Trenwick or any of the subsidiaries and all taxes shown to be due on such tax returns have been paid;

                  (iii) all such tax returns were true, correct and complete as of the time of such filing;

                  (iv) all material taxes relating to periods ending on or before the Effective Time owed by Trenwick or any of its subsidiaries (whether or not shown on any tax return) or to which Trenwick or any of its subsidiaries may be liable under Treasury Regulations Section 1.1502-6 (or analogous state or foreign provisions) by virtue of having been a member of any "affiliated group" (or other group filing on a combined or unitary basis) at any time on or prior to the Effective Time, if required to have been paid, have been paid (except for taxes which are being contested in good faith);

                  (v) any liability of Trenwick or any of its subsidiaries for material taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of Trenwick in accordance with generally accepted accounting principles;

                  (vi) there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, Trenwick or any of its subsidiaries in respect of any material tax or assessment, nor is any claim for additional tax or assessment asserted by any tax authority;

                  (vii) since January 1, 1991, no claim has been made by any tax authority in a jurisdiction where Trenwick or any of its subsidiaries does not currently file a tax return that it is or may be subject to material tax by such jurisdiction, nor to Trenwick's knowledge is any such assertion threatened;

                  (viii) there is no outstanding request by Trenwick or any of its subsidiaries for any extension of time within which to pay any taxes or file any tax returns;

                  (ix) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any taxes of Trenwick or any of its subsidiaries;

                  (x) no property of Trenwick or any of its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

                  (xi) neither Trenwick nor any of its subsidiaries is a party to any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954;

                  (xii) no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19) exists with respect to any of Trenwick's subsidiaries;

                  (xiii) neither Trenwick nor any of its subsidiaries has any deferred gain or loss arising from any intercompany transactions, within the meaning of Treasury Regulations Section 1.1502-13;

                  (xiv) neither Trenwick nor any of its subsidiaries has filed any agreement or consent under Section 341(f) of the Code;

                  (xv) except as set forth in Section 3.2(i)(xv) of the Trenwick Disclosure Schedule, neither Trenwick nor any of its subsidiaries is a party to any agreement, whether written or unwritten, providing for the payment of taxes, payment for tax losses, entitlements to refunds or similar tax matters;

                  (xvi) no ruling with respect to taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of Trenwick or any of its subsidiaries;

                  (xvii) neither Trenwick nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

                  (xviii) Trenwick and each of its subsidiaries have withheld and paid all material taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; and

                  (xix) neither Trenwick nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         (j) Compliance with Applicable Laws. Trenwick and its subsidiaries have in full force and effect all Permits necessary for them to own, lease or operate their respective properties and assets and to carry on their respective business as now conducted, and there has occurred no default under any such Permit, except for failures of Permits to be in full force and effect and for defaults under Permits which individually or in the aggregate would not have a Material Adverse Effect on Trenwick. Except as disclosed in the Filed Trenwick SEC Documents, Trenwick and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity, except for such noncompliance which individually or in the aggregate would not have a Material Adverse Effect on Trenwick. Trenwick and its subsidiaries are in compliance with all applicable recommendations and requirements of the Underwriting Agency Department of Lloyd's, except for such noncompliance which individually or in the aggregate would not have a Material Adverse Effect on Trenwick.

         (k) Litigation. There is no suit, action, proceeding or arbitration (excluding those arising in the ordinary course of business relating to policies of insurance or reinsurance written by Trenwick and its subsidiaries) pending or, to the knowledge of Trenwick, threatened against or affecting Trenwick or any of its subsidiaries or any of their respective properties or assets that individually or in the aggregate could reasonably be expected to (i) have a Material

Adverse Effect on Trenwick, (ii) impair the ability of Trenwick to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, writ, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Trenwick or any of its subsidiaries having, or which could be reasonably expected to have any such effect.

         (l) No Undisclosed Liabilities. Except (i) as disclosed in the Filed Trenwick SEC Documents, (ii) obligations for losses, loss adjustment expenses, unearned premiums and reinsurance premiums under reinsurance and insurance contracts entered into by Trenwick and its subsidiaries and (iii) as a result of any transaction which has been approved in writing by Chartwell, none of Trenwick or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted which, individually or in the aggregate, would have a Material Adverse Effect on Trenwick.

         (m) Reserves. (i) All reserves for claims, losses (including, without limitation, incurred but not reported losses) and loss adjustment expenses (whether allocated or unallocated) as reflected in the Annual Statement of TARCO for each of the years ended December 31, 1996, December 31, 1997, and December 31, 1998, together with all exhibits and schedules thereto (a) were determined in accordance with SAP and commonly accepted actuarial standards and principles consistently applied and were fairly stated in accordance with sound actuarial principles specified by the Actuarial Standards Board, (b) meet the requirements of all applicable insurance laws, rules, and regulations of each applicable jurisdiction in all material respects, and (c) were based on actuarial assumptions which were in accordance with those called for in relevant policy and contract provisions, and such reserves made reasonable provision in the aggregate to cover the total amount of liabilities under all outstanding policies and contracts of insurance, reinsurance and retrocession as of the dates of such statutory statements (it being understood that no representation or warranty is made in this Agreement to the effect that such reserves were in fact adequate to cover the actual amount of such liabilities that are eventually paid after the date thereof). Each Insurer owns assets that qualify as admitted assets under applicable insurance laws and regulations in an amount at least equal to all such required reserves plus its minimum statutory capital and surplus as required under applicable insurance laws, rules and regulations. Except as set forth in Section 3.2(m) of the Trenwick Disclosure Schedule, TARCO's reserves have not been discounted on either a tabular or non-tabular basis.

                  (ii) All net reserves for claims, losses (including, without limitation, incurred but not reported losses) and loss adjustment expenses (whether allocated or unallocated) of Trenwick International as reflected in the audited financial statements of Trenwick for each of the years ended December 31, 1997 and December 31, 1998 (a) were determined in accordance with GAAP and commonly accepted actuarial standards and principles consistently applied and were fairly stated in accordance with sound actuarial principles specified by the Actuarial Standards Board and (b) were based on actuarial assumptions which were in accordance with those called for in relevant policy and contract provisions, and such reserves made reasonable provision in the aggregate to cover the total amount of liabilities under all outstanding policies and contracts of insurance, reinsurance and retrocession as of the dates of such audited financial statements (it being understood that no representation or warranty is made in this Agreement to the effect that such reserves were in fact adequate to cover the actual amount of such liabilities that are eventually paid after the date thereof).

         (n) Opinion of Financial Advisor. Trenwick has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation dated as of the date of this Agreement to the effect that the Conversion Number is fair to the stockholders of Trenwick from a financial point of view. (o) Voting Requirements. The affirmative vote of holders of a majority of the shares of Trenwick Common Stock (with each share of Trenwick Common Stock having one vote per share) to approve and adopt this Agreement and the Merger and to authorize the issuance of the Stock Consideration (the "MetroCo Stockholder Approval") is the only vote of the holders of any class or series of capital stock of MetroCo necessary to approve and adopt this Agreement and the Merger and the transactions contemplated hereby.

         (p) Brokers. No broker, investment banker, financial advisor or other person, other than Donaldson, Lufkin & Jenrette Securities Corporation, the fees and expenses of which will be paid by Trenwick, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Trenwick. Trenwick has furnished to Chartwell true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

         (q) No Default. Except as disclosed in the Trenwick SEC Documents, the business of Trenwick and each of its subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective certificate of incorporation or by-laws or similar organizational documents, or
(ii) any company agreement, excluding from the foregoing clause (ii), defaults or violations that would not have a Material Adverse Effect on Trenwick or would not materially impair the ability of Trenwick to consummate the Merger or the other transactions contemplated hereby.

         (r) Related Party Transactions. All transactions, agreements, arrangements or understandings between Trenwick or any of Trenwick's subsidiaries, on the one hand, and Trenwick's affiliates (other than wholly-owned subsidiaries of Trenwick) or other Persons, on the other hand, that are required to be disclosed in the Trenwick SEC Documents in accordance with
Item 404 of Schedule S-K under the Securities Act have been so disclosed. Since March 31, 1999, there have been no transactions, agreements, arrangements or understandings between Trenwick or any of its subsidiaries, on the one hand, and Trenwick's affiliates (other than wholly-owned subsidiaries of Trenwick) or other Persons, on the other hand, that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the Trenwick SEC Documents filed prior to the date hereof.

         (s) Title to Property. (i) Trenwick and its subsidiaries have good and valid title to, have valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by or necessary for the conduct of, their business, except where the failure to have such good and valid title, valid leasehold interests or such valid contractual rights do not, individually or in the aggregate, have a Material Adverse Effect on Trenwick.

                  (ii) Trenwick and its subsidiaries:

                                    (a) own and have good and marketable title
                  in fee simple to the real property owned by such party, free and clear of all mortgages, pledges, liens, charges, encumbrances, defects, security interests, claims, options and restrictions of all kind except for (y) minor imperfections of title, easements and rights of way, none of which individually or in the aggregate, materially detracts from the value of or impairs the use of the affected property or impairs the operations of Trenwick or any of its subsidiaries and (z) liens for current taxes not yet due and payable;

                                    (b) is in peaceful and undisturbed
                  possession of the space and/or estate under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder; and

                                    (c) has good and valid rights of ingress and
                  egress to and from all the real property owned or leased by such party from and to the public street systems for all usual street, road and utility purposes.

         (t) Environmental. (i) Trenwick and its subsidiaries are in material compliance with all applicable Environmental Laws.

                  (ii) To the knowledge of Trenwick, no facts, events or conditions with respect to the operation of its business or the business of its subsidiaries, or the locations of those businesses exist which could reasonably be expected to interfere with or prevent continued compliance with, or could give rise to any liability (including, without limitation, liability for clean up costs, personal injury or property damage) or form the basis for any claim, action, suit, proceeding, hearing or investigation against or involving Trenwick or any of its subsidiaries or their respective businesses, under any applicable Environmental Law.

                  (iii) Trenwick and its subsidiaries have not received any written notice, report or other information regarding any actual or alleged violation of, or liability under, Environmental Laws relating to Trenwick or its subsidiaries, or the locations of the operation of their businesses, which violation or liability could have a Material Adverse Effect on Trenwick.

                  (iv) There is no action, suit, claim, proceeding or investigation pending, or to the knowledge of Trenwick, threatened against Trenwick or its subsidiaries that alleges or would allege any violation of any applicable Environmental Laws.

                  (v) To the knowledge of Trenwick, neither Trenwick nor its subsidiaries has ever generated, transported, treated, stored or disposed of any Hazardous

Material at any site, location or facility, and no such Hazardous Material is present on, in or under any location occupied by Trenwick or its subsidiaries, including without limitation, containment of such Hazardous Material by means of any underground storage tank.

                  Notwithstanding the foregoing, this Section 3.2(t) does not include any representation or warranty with respect to Trenwick or any of its subsidiaries arising in their respective capacities as reinsurer or issuer of any insurance product.

         (u) Reinsurance Contracts, Coverholders and MGAs. (i) Section 3.2(u) of the Trenwick Disclosure Schedule contains a true and complete list of all MGAs and Coverholders with whom each subsidiary of Trenwick does business and all Reinsurance Contracts to which each subsidiary of Trenwick is a party as the cedent thereunder or by or to which each subsidiary of Trenwick is bound or subject as the cedent thereunder, as each such Reinsurance Contract may have been amended, modified or supplemented. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Trenwick: (i) each of the foregoing Reinsurance Contracts is valid and binding in accordance with its terms, and is in full force and effect and (ii) neither the Subsidiaries of Trenwick nor, to the knowledge of Trenwick, any other party thereto, is in default in any material respect with respect to any such Reinsurance Contract, nor to the knowledge of Trenwick does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. None of the contracts, treaties or arrangements involving the MGAs or Coverholders contain "change of control" provisions and no such Reinsurance Contract contains any provision providing that any such other party thereto may terminate, cancel or commute the same by reason of the transactions contemplated by this Agreement or any other provision which would be altered or otherwise become applicable by reason of such transactions, and no party has given notice of termination, cancellation or commutation of any such Reinsurance Contract or that it intends to terminate, cancel or commute any such Reinsurance Contract as a result of the transactions contemplated hereby.

                  (ii) Except as set forth in Section 3.2(u) of the Trenwick Disclosure Schedule, TARCO is entitled under applicable insurance laws, rules and regulations to take credit in its statutory financial statements in accordance with Chapter 22 of the NAIC Accounting Practices and Procedures Manual for Property and Casualty Insurance Companies as in effect on the date hereof, with respect to the Reinsurance Contracts listed in Section 3.2(u) of the Trenwick Disclosure Schedule and all such amounts are properly reflected in the statutory financial statements of TARCO. Each of Trenwick and TARCO has no knowledge of any disputes as to reinsurance or retrocessional coverage under, or any terms or provisions of, any such Reinsurance Contract. To the knowledge of Trenwick and TARCO, the financial condition of any other party to any such Reinsurance Contract is not impaired to the extent that a default thereunder could reasonably be expected to occur.

         (v) Trenwick Investees. Other than its Subsidiaries, any publicly-traded corporation in which Trenwick owns 100 or fewer shares of common stock, or investments in registered investment companies, Trenwick does not have any equity investments or other ownership interest in any corporation or other entity.

         (w) Insurance Issued. TARCO does not currently issue and has not issued since January 1, 1991 any primary insurance policies in the United States.

         (x) Approvals and Permits. To the knowledge of Trenwick and without inquiry, Trenwick has no reason to believe that it and its affiliates will not be able to promptly obtain all necessary approvals, authorizations, and consents of Governmental Entities and Lloyd's required to be obtained to consummate the transactions contemplated by this Agreement.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 4.1. Conduct of Business.

         (a) Conduct of Business by Chartwell. Except as specifically contemplated by this Agreement or the Stock Option Agreement (including as set forth on Section 4.1 of the Chartwell Disclosure Schedule), or as may be required by law, during the period from the date of this Agreement to the Effective Time, Chartwell shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course substantially consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact their current business organizations and their relationships with agents, brokers, insureds, reinsureds and other persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, or as may be required by law, Chartwell shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Trenwick:

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock other than the regular quarterly cash dividends of $.04 per share with respect to the Chartwell Common Stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock of Chartwell or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares;

                  (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien, any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Chartwell Common Stock upon the exercise of Stock Options, ESPP Stock Options, Sharesave Stock Options or Warrants, in each case, outstanding as of the date hereof in accordance with their present terms,
(y) in accordance with the Chartwell Rights Agreement and (z) the issuance of Chartwell Common Stock pursuant to the Stock Option Agreement);

                  (iii) amend its certificate of incorporation, bylaws or other comparable organizational documents;

                  (iv) (x) acquire (by merger, amalgamation, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership, joint venture, association or other business organization or division thereof or (y) make any material investment either by purchase of stock or securities, contributions or capital property, transfer or acquisition including by lease of any material amount of assets or properties of any other individual entity, except acquisitions of investment assets in the ordinary course of business in accordance with Chartwell's investment guidelines and consistent with past practice;

                  (v) sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations) (collectively, "Dispositions") except (a) Dispositions of investment assets in the ordinary course of business in accordance with Chartwell's investment guidelines and consistent with past practice and (b) Dispositions of assets other than investment assets in the ordinary course of business consistent with past practice and in no case exceeding 1.0 million U.S. dollars;

                  (vi) (x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person other than pursuant to existing line of credit arrangements of Chartwell or its subsidiaries and letters of credit and related agreements of Chartwell and its subsidiaries, in each case in the ordinary course of business consistent with past practice or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Chartwell or to any direct or indirect subsidiary of Chartwell and customary loans and advances to employees and as permitted under clause (iv);

                  (vii) make any tax election or settle or compromise any income tax liability that would have a Material Adverse Effect on Chartwell and its subsidiaries taken as a whole;

                  (viii) make any change in accounting principles or practices used by Chartwell or any of its subsidiaries materially affecting its assets, liabilities or business, including any such change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except for any such change required by reason of a concurrent change in GAAP or SAP or applicable U.K. accounting rules or principles;

                  (ix) make any material capital expenditure other than in the ordinary course of business substantially consistent with past practice and in each case not exceeding 1.0 million U.S. dollars;

                  (x) (A) enter into, adopt, amend (except as may be required by law) or terminate any bonus, profit-sharing, compensation, severance, termination, change in control, consulting, fringe benefit, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (B) except for (x) merit increases in salaries of non-officer employees at regularly scheduled times substantially consistent with past practice and in each case not exceeding a 5% increase in each individual non-officer employee's current salary and (y) as required under existing agreements or benefit plans set forth on Section 3.1(h) of the Chartwell Disclosure Schedule, increase in any manner the compensation, employee benefits or fringe benefits of any director, officer or employee;

                  (xi) enter into any agreement or arrangement that limits or otherwise restricts Chartwell or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Trenwick) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

                  (xii) settle or compromise any derivative suit or other litigation or claim arising out of the transactions contemplated hereby, or any other litigation or claim involving Chartwell if the settlement thereof involves payment of in excess of $100,000 (other than claims for contractual benefits under any insurance or reinsurance contract under which Chartwell or any subsidiary of Chartwell is the insurer or reinsurer) which, for purposes of this clause (xii), prior written consent of Trenwick shall not be unreasonably withheld;

                  (xiii) take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a "reorganization" with the meaning of Section 368(a)(1)(A) of the Code;

                  (xiv) commute any corporate aggregate excess loss reinsurance contracts or arrangements of Chartwell or any of its Subsidiaries; or

                  (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

         In addition to, and notwithstanding, the foregoing, Chartwell shall cause the business of the Chartwell Syndicates which are the subject of a proposal for the merger of Chartwell Syndicates 270, 741, 2741 and 544 into Chartwell Syndicate 839 for the 2000 Year of Account (set forth in Section 4.1(a) of the Chartwell Disclosure Schedule, the "Lloyd's Business Plan") previously submitted to Lloyd's by or on behalf of Chartwell to be conducted substantially as set forth in the Lloyd's Business Plan, and shall not sell or otherwise transfer or dispose of all or any material portion of its interest in any Chartwell Syndicate without the prior written consent of Trenwick.

         (b) Conduct of Business by Trenwick. Except as specifically contemplated by this Agreement or the Stock Option Agreement (including as set forth on Section 4.1 of the Trenwick Disclosure Schedule), or as may be required by law, during the period from the date of this Agreement to the Effective Time, Trenwick shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course substantially consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact their current business organizations and their relationships with agents, brokers, insureds, reinsureds and other persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this

Agreement to the Effective Time, or as may be required by law, Trenwick shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Chartwell:

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock other than the regular quarterly cash dividends of $.26 per share with respect to the Trenwick Common Stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock of Trenwick or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares;

                  (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien, any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (other than (x) the issuance of Trenwick Common Stock upon the exercise of Trenwick Employee Stock Options outstanding as of the date hereof in accordance with their present terms and (y) in accordance with the Trenwick Rights Agreement);

                  (iii) amend its certificate of incorporation, bylaws or other comparable organizational documents;

                  (iv) (x) acquire (by merger, amalgamation, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership, joint venture, association or other business organization or division thereof or (y) make any material investment either by purchase of stock or securities, contributions or capital property, transfer or acquisition including by lease of any material amount of assets or properties of any other individual entity, except acquisitions of investment assets in the ordinary course of business in accordance with Trenwick's investment guidelines and consistent with past practice.

                  (v) sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations ) (collectively, "Dispositions") except (a) Dispositions of investment assets in the ordinary course of business in accordance with Trenwick's investment guidelines and consistent with past practice and (b) Dispositions of assets other than investment assets in the ordinary course of business consistent with past practice and in no case exceeding $1.0 million U.S. dollars;

                  (vi) (x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person other than pursuant to existing line of credit arrangements of Trenwick or its subsidiaries and letters of credit and related agreements of Trenwick and its subsidiaries, in each case in the ordinary course of business consistent with past practice or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Trenwick or to any direct or indirect subsidiary of Trenwick and customary loans and advances to employees and as permitted under clause (iv);

                  (vii) make any tax election or settle or compromise any income tax liability that would have a Material Adverse Effect on Trenwick and its subsidiaries taken as a whole;

                  (viii) make any change in accounting principles or practices used by Trenwick or any of its subsidiaries materially affecting its assets, liabilities or business, including any such change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except for any such change required by reason of a concurrent change in GAAP or SAP or applicable U.K. accounting rules or principles;

                  (ix) make any material capital expenditure other than in the ordinary course of business substantially consistent with past practice and in no case exceeding 1.0 million U.S. dollars;

                  (x) (A) enter into, adopt, amend (except as may be required by law) or terminate any bonus, profit-sharing, compensation, severance, termination, change in control, consulting, fringe benefit, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (B) except (x) merit increases in salaries of non-officer employees at regularly scheduled times substantially consistent with past practice and (y) as required under existing agreements or Trenwick Benefit Plans, increase in any manner the compensation, employee benefits or fringe benefits of any director, officer or employee;

                  (xi) enter into any agreement or arrangement that limits or otherwise restricts Trenwick or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Chartwell) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

                  (xii) settle or compromise any derivative suit or other litigation or claim arising out of the transactions contemplated hereby, or any other litigation or claim involving Trenwick if the settlement thereof involves payment of in excess of $100,000 (other than claims for contractual benefits under any insurance or reinsurance contract under which Trenwick or any subsidiary of Trenwick is the insurer or reinsurer) which, for purposes of this clause (xii), prior written consent of Chartwell shall not be unreasonably withheld;

                  (xiii) take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a "reorganization" with the meaning of Section 368(a)(1)(A) of the Code;

                  (xiv) commute any corporate aggregate excess of loss reinsurance contracts or arrangements of Trenwick or any of its Subsidiaries; or

                  (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

         (c) Other Actions. Except as required by law, and subject to Section 4.2(a), Chartwell and Trenwick shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement or the Stock Option Agreement that are qualified as to materiality being untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified being untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

         (d) Advice of Changes. Chartwell and Trenwick shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement or the Stock Option Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or to satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Stock Option Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen at the time, would reasonably be expected to have a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability to satisfy the conditions set forth in Article VI; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or the Stock Option Agreement.

         SECTION 4.2. No Solicitation by Chartwell.

         (a) Chartwell shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, and it shall use commercially reasonable efforts to ensure that such persons do not directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Chartwell Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Chartwell Takeover Proposal; provided, however, that if at any time prior to Chartwell Stockholder Approval the Board of Directors of Chartwell determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Chartwell's stockholders under applicable law, Chartwell may, in response to a Chartwell Superior Proposal (as defined in Section 4.2(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 4.2(a), and subject to providing prior written notice of its decision to take such action to Trenwick and compliance with Section 4.2(c), (x) furnish information with respect to Chartwell and its subsidiaries to any person making a Chartwell Superior Proposal pursuant to a customary confidentiality agreement (as determined by Chartwell after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Chartwell Superior Proposal. For purposes of this Agreement, "Chartwell Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of Chartwell and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Chartwell or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Chartwell or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Chartwell or any of its Significant Subsidiaries, other than the transactions contemplated by this Agreement or the Stock Option Agreement.

         (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of Chartwell nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Trenwick, the approval or recommendation by such Board of Directors or such committee of this Agreement and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Chartwell Takeover Proposal, or (iii) cause Chartwell to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each a "Chartwell Acquisition Agreement") related to any Chartwell Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of Chartwell may terminate this Agreement (upon payment to Trenwick of the Termination Fee required by Section 5.14(b)) and concurrently with or after such termination, if it so chooses, cause Chartwell to enter into any Chartwell Acquisition Agreement with respect to any Chartwell Superior Proposal, and withdraw its approval and recommendation to stockholders of the transactions contemplated hereby, but only at a time that is after the fifth business day following Trenwick's receipt of written notice advising Trenwick that the Board of Directors of Chartwell is prepared to accept a Chartwell Superior Proposal, specifying the material terms and conditions of such Chartwell Superior Proposal and identifying the person making such Chartwell Superior Proposal, all of which information will be kept confidential by Trenwick pursuant to the terms of the confidentiality agreement, dated May 20, 1998 between Trenwick and Chartwell. For purposes of this Agreement, a "Chartwell Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Chartwell Common Stock then outstanding or all or substantially all the assets of Chartwell and otherwise on terms which the Board of Directors of Chartwell determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Chartwell's stockholders than this Agreement and the transactions contemplated hereby and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Chartwell, is reasonably capable of being obtained by such third party.

         (c) In addition to the obligations of Chartwell set forth in paragraphs
(a) and (b) of this Section 4.2, Chartwell shall immediately advise Trenwick orally and in writing of any request for non-public information or of any Chartwell Takeover Proposal, the material terms and conditions of such request or Chartwell Takeover Proposal and the identity of the person making such request or Chartwell Takeover Proposal. Chartwell will keep Trenwick reasonably informed of the status and material details (including amendments or proposed amendments) of any such request or Chartwell Takeover Proposal. Any such information provided to Trenwick will be kept confidential by Trenwick pursuant to the terms of the confidentiality agreement dated May 20, 1998 between Trenwick and Chartwell.

Nothing contained in this Section 4.2 shall prohibit Chartwell from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Chartwell's stockholders if, in the good faith judgment of the Board of Directors of Chartwell, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.1. Preparation of the Form S-4 and the Joint Proxy Statement. As soon as is reasonably practicable following the date of this Agreement, Chartwell and Trenwick shall prepare and file with the SEC the Joint Proxy Statement and a registration statement of Trenwick on Form S-4 with respect to the transactions contemplated by this Agreement. Each of Chartwell and Trenwick shall use its commercially reasonable efforts to have the Joint Proxy Statement cleared by the SEC under the Exchange Act and the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Chartwell will use its commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to Chartwell's stockholders, and Trenwick will use its commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to Trenwick's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Trenwick shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Trenwick Common Stock in the Merger and Chartwell shall furnish all information concerning Chartwell and its stockholders as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by Trenwick or Chartwell without providing the other parties the opportunity to review and comment thereon. Trenwick will advise Chartwell, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Trenwick Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon or responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Trenwick or Chartwell, or any of their respective affiliates, officers or directors, should be discovered by Trenwick or Chartwell which should be set forth in an amendment or supplement to any of the Form S-4 or Joint Proxy Statement, so that any such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovered such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Trenwick and Chartwell.

         SECTION 5.2. Stockholder Approval.

         (a) Chartwell, acting through its Board of Directors, shall, in accordance with applicable law and Chartwell's Certificate of Incorporation and By-laws, (i) convene a meeting of its stockholders as soon as practicable after the date of this Agreement to consider and vote on the approval of this Agreement and the Merger (the "Chartwell Stockholders Meeting") and (ii) subject to the fiduciary duties of its Board of Directors to stockholders under applicable law, (A) solicit proxies from its stockholders to obtain the approval of its stockholders with respect to this Agreement and (B) include in the Joint Proxy Statement the recommendation of the Board of Directors of Chartwell that the stockholders of Chartwell vote in favor of the approval of this Agreement and the Merger.

         (b) Trenwick, acting through its Board of Directors, shall, in accordance with applicable law and Trenwick's Restated Certificate of Incorporation and By-laws, (i) convene a meeting of its stockholders as soon as practicable after the date of this Agreement to consider and vote on the approval of the issuance of Trenwick Common Stock in the Merger (the "Trenwick Stockholders Meeting"), (ii) solicit proxies from its stockholders to obtain the approval of its stockholders with respect thereto and (iii) include in the Joint Proxy Statement the recommendation of the Board of Directors of Trenwick that the stockholders of Trenwick vote in favor of such issuance.

         (c) Chartwell and Trenwick shall coordinate and cooperate with respect to the timing of such meetings and shall endeavor to hold such meetings on the same day and as soon as practicable after the date hereof.

         SECTION 5.3. Access to Information; Confidentiality. Each of Chartwell and Trenwick shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all its respective properties, books, contracts, commitments, personnel and records and, during such period, each of Chartwell and Trenwick shall, and shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of domestic or foreign federal or state securities or insurance laws and (b) all other information concerning its business, properties and personnel as such other party may from time to time reasonably request. Trenwick will hold, and will cause its subsidiaries and each of their respective directors, officers, employees, counsel, financial advisors and other representatives and affiliates to hold, any non-public information in confidence to the extent required by, and in accordance with, the provisions of the existing confidentiality agreement, dated May 20, 1998, between Trenwick and Chartwell, and Chartwell will hold, and will cause its subsidiaries and each of their respective directors, officers, employees, counsel, financial advisors and other representatives and affiliates to hold, any non-public information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated May 26, 1998, between Chartwell and Trenwick (collectively, the "Confidentiality Agreements").

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
         SECTION 5.4. Commercially Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. Nothing set forth in this Section 5.4 will limit or affect actions permitted to be taken pursuant to Section 4.2.

         SECTION 5.5. Benefit Plans.

         (a) Trenwick will cause those employees of Chartwell or its subsidiaries who are employed at the Effective Time by the Surviving Corporation or its subsidiaries (the "Continuing Employees") to be provided with employee benefits other than severance benefits which are covered in clause (b) below which are no less favorable in the aggregate than those benefits provided to other similar situated employees of Trenwick and its subsidiaries.

         For purposes of the employee benefits to be provided to the Continuing Employees, solely to the extent permissible pursuant to applicable law, Trenwick will cause the Continuing Employees to receive full credit for purposes of eligibility and vesting (but not benefit accrual) for such Continuing Employees' service with Chartwell or its subsidiaries prior to the Effective Time. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitation.

         (b) Trenwick shall provide, or cause the Surviving Corporation to provide, severance benefits to Continuing Employees whose employment is terminated without cause by Trenwick or its subsidiaries during the one year period following the Effective Time, which severance benefits are no less favorable in the aggregate than those severance benefits provided to other similarly situated employees of Trenwick or its subsidiaries, giving full credit to the Continuing Employees for time of service with Chartwell or its subsidiaries.

         SECTION 5.6. Indemnification and Insurance.

         (a) From and after the Effective Time, Trenwick agrees that it will indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Chartwell or any of its subsidiaries (the "Indemnified Parties"), in respect of acts or omissions occurring on or prior to the Effective Time (including but not limited to the transactions contemplated by this Agreement), to the same extent provided under the Certificate of Incorporation and By-laws of Chartwell or the certificate of incorporation or bylaws of any such subsidiary as in effect on the date hereof; provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable law. The Indemnified Parties shall be entitled to advancement of expenses provided such Indemnified Party provides Trenwick with an undertaking to reimburse Trenwick in a form comparable to the undertaking provided for by the DGCL. Any determination to be made as to whether any Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified Party and the Surviving Corporation, retained at the Surviving Corporation's expense.

         (b) Trenwick will cause to be maintained in effect for a period of not less than six years from the Effective Time the current directors' and officers' liability insurance, fiduciary liability insurance and indemnification policies maintained by Chartwell and its subsidiaries to the extent that such policies provide coverage for any matter existing or act or omission occurring on or prior to the Effective Time (the "D&O Insurance") for all current or former directors, officers or employees of Chartwell or any subsidiary on the date of this Agreement, so long as the annual premium therefor would not be in excess of two hundred percent (200%) of the last annual premium paid prior to the date of this Agreement (200% of such premium, the "Maximum Premium"); provided, however, that Trenwick may, in lieu of maintaining such existing D&O Insurance as provided above, cause no less favorable coverage to be provided under any policy maintained for the benefit of the directors and officers of Trenwick or any of its subsidiaries, so long as (i) the insurance company providing such coverage has an A.M. Best Company rating of A or better and (ii) the material terms thereof are no less advantageous than the existing D&O Insurance. If the existing D&O Insurance expires, is terminated or cancelled or if the annual premium would exceed the Maximum Premium during such six-year period, Trenwick will use reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance to the extent commercially available. Section 5.6 (b) of the Chartwell Disclosure Schedule sets forth the amount of Maximum Premium.

         (c) The provisions of this Section 5.6 are in addition to, and not in substitution for any other rights that an Indemnified Party may have under the applicable certificate of incorporation or by-laws of or agreements with Chartwell or any of its subsidiaries or under applicable law. Trenwick agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this Section. The provisions of this Section shall survive the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         (d) In the event that Trenwick or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Trenwick assume the obligations set forth in this
Section 5.6.

         SECTION 5.7. Public Announcements. Trenwick and Chartwell will consult with each other before issuing, and provide each other the opportunity to review, comment upon, and concur with any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Stock Option Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or authorized interdealer quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Stock Option Agreement shall be in the form hereto agreed by the parties.

         SECTION 5.8. Consents, Approvals and Filings. (a) Chartwell and Trenwick will make and cause their respective subsidiaries to make all necessary registrations and filings, as promptly as practicable, including those required under the HSR Act, the Securities Act, the Exchange Act, state securities laws and state insurance laws, in order to facilitate prompt consummation of the Merger, the Stock Option Agreement and the other transactions contemplated by this Agreement. In addition, Chartwell and Trenwick will each use their commercially reasonable efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger, the Stock Option Agreement and the other transactions contemplated by this Agreement, and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents, approvals or authorizations from, or to avoid an action or proceeding by, any Governmental Entity and consents, approvals or waivers from all third parties (including Lloyd's) necessary in connection with the consummation of the Merger, the Stock Option Agreement and the other transactions contemplated by this Agreement. Each of Chartwell and Trenwick shall use its commercially reasonable efforts to provide such information and communications to Governmental Entities and Lloyd's as they may reasonably request.

         (b) Each of the parties shall provide to the other party copies of all applications or other communications in advance of filing or submission of such applications or communications to Governmental Entities or Lloyd's in connection with this Agreement. Trenwick shall give to Chartwell prompt written notice if it receives any notice or other communication from any Insurance Regulator or Lloyd's in connection with the transactions contemplated by this Agreement, and, in the case of any such notice or communication which is in writing, shall promptly furnish Chartwell with a copy thereof. Each of the parties shall give to the other party reasonable prior written notice of the time and place when any meetings may be held by it with Insurance Regulators or Lloyd's in connection with the transactions contemplated by this Agreement, and the party to whom such notice shall be given shall have the right to have a representative or representatives present at any such meeting.

         (c) Chartwell shall give prompt notice to Trenwick, and Trenwick shall give prompt notice to Chartwell, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or
(ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         SECTION 5.9. NASDAQ Approval. Trenwick shall use its reasonable best efforts to cause the shares of Trenwick Common Stock to be issued in the Merger and the other

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
transactions contemplated by this Agreement to be approved for listing on the NASDAQ National Market, subject to official notice of issuance, as promptly as practicable after the date hereof and in any event prior to the Effective Time.

         SECTION 5.10. Affiliates and Certain Stockholders. Prior to the Closing Date, Chartwell shall deliver to Trenwick a list identifying all persons who are, at the time of the Chartwell Stockholders Meeting, "affiliates" of Chartwell for purposes of Rule 145 under the Securities Act. Chartwell shall furnish such information and documents as Trenwick may reasonably request for the purpose of reviewing such list. Chartwell shall use its commercially reasonable efforts to cause each such person to execute and deliver to Trenwick on or prior to the Closing Date a written agreement in a form satisfactory to Trenwick (an "Affiliate Agreement"), that such person will not offer or sell or otherwise dispose of any of the shares of Trenwick Common Stock issued to such person pursuant to the Merger in violation of the Securities Act or the rules or regulations promulgated by the SEC thereunder. The certificates representing Trenwick Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act transfer restrictions and the provisions of this Section 5.10.

         SECTION 5.11. Tax Matters. Trenwick and Chartwell shall each use all reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a)(1) of the Code, and neither shall knowingly take, nor shall it permit any subsidiary knowingly to take, any action that would jeopardize such treatment.

         SECTION 5.12. Letters of Accountants. (a) Chartwell shall use its reasonable efforts to cause to be delivered to Trenwick two letters from Chartwell's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Effective Time, each addressed to Trenwick, in form and substance reasonably satisfactory to Trenwick and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         (b) Trenwick shall use its reasonable efforts to cause to be delivered to Chartwell two letters from Trenwick's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Effective Time, each addressed to Chartwell, in form and substance reasonably satisfactory to Chartwell and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         SECTION 5.13. Stockholder Litigation. Each of Chartwell and Trenwick shall (to the extent their interests do not diverge) cooperate in the defense of any litigation against Chartwell or Trenwick, as applicable, and its directors and officers relating to the transactions contemplated by this Agreement and the Stock Option Agreement.

         SECTION 5.14. Fees and Expenses. (a) Except as provided in this Section 5.14, all fees and expenses incurred in connection with this Agreement, the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement shall be

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
paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Chartwell and Trenwick shall bear and pay one-half of the costs and expenses incurred in connection with (1) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (2) the filings of the premerger notification and report forms under the HSR Act (including filing fees). Each of Chartwell and Trenwick shall file any return with respect to, and shall pay, any state or local taxes (including any penalties or interest with respect thereto), if any, which are attributable to the transfer of the beneficial ownership of real property of Chartwell and Trenwick (collectively, the "Real Estate Transfer Taxes") as a result of the transactions contemplated by this Agreement. Trenwick and Chartwell shall cooperate with each other in the filing of such returns, including supplying in a timely manner a complete list of all real property interests held by it and any information with respect to such property that is reasonably necessary to complete such returns. The fair market value of any real property of Trenwick or Chartwell subject to the Real Estate Transfer Taxes shall be as agreed to between Chartwell and Trenwick.

         (b) In the event that (w) the Board of Directors of Chartwell shall terminate this Agreement pursuant to Section 7.1(c)(ii) hereof, (x) the Board of Directors of Trenwick shall terminate this Agreement pursuant to Section 7.1(d)(ii), (y) the Board of Directors of Trenwick shall terminate this Agreement pursuant to Section 7.1(d)(iii) hereof or the Board of Directors of Chartwell shall terminate this Agreement pursuant to Section 7.1(c)(iii) and in either case there shall have been made or commenced a Chartwell Takeover Proposal (other than the Merger) with respect to Chartwell, or (z) the Board of Directors of Trenwick shall terminate this Agreement pursuant to Section 7.1(d)(i) and within one year of such termination, Chartwell shall have entered into a definitive agreement with respect to a Chartwell Superior Proposal, then Chartwell shall, as a condition precedent to such termination of this Agreement in the cases of clauses (w), (x), (y) above, and, in the case of (z) above, within 24 hours of such event, pay to Trenwick $6.5 million U.S. dollars (the "Termination Fee") in cash by wire transfer of same day funds.

         (c) If the Board of Directors of Trenwick shall terminate this Agreement pursuant to Section 7.1(d)(i) then Chartwell shall pay or cause to be paid to Trenwick on the date of such termination $2.0 million U.S. dollars in respect of liquidated damages; provided, however, that such liquidated damages shall be credited towards any Termination Fee that becomes payable as contemplated by Section 5.14(b)(z) hereof. If within 1 year of such termination Chartwell shall have entered into a definitive agreement with respect to a Chartwell Superior Proposal, such that the Termination Fee contemplated by
Section 5.14(b)(z) shall become payable, the aforementioned $2.0 million U.S. dollars in liquidated damages shall be allowed as a credit against such Termination Fee.

         (d) Chartwell acknowledges that the agreements contained in this
Section 5.14(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Trenwick would not enter into this Agreement; accordingly, if Chartwell fails promptly to pay the amount due pursuant to this Section 5.14, and, in order to obtain such payment, Trenwick commences a suit which results in a judgment against Chartwell for the fee set forth in this Section 5.14, Chartwell shall pay to Trenwick its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount

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
of the fee at the prime rate as reported in the Wall Street Journal on the date such payment was required to be made.

         SECTION 5.15. Reinsurance Agreement. Chartwell shall use its commercially reasonable efforts to obtain not later than the Effective Time the Reinsurance Agreement on the terms set forth in Section 3.1(z) of the Chartwell Disclosure Schedule.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Stockholder Approval. Each of the Chartwell Stockholder Approval and the Trenwick Stockholder Approval shall have been obtained.

         (b) Governmental, Regulatory and Lloyd's Consents. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities or Lloyd's, including, without limitation, those set forth in Sections 3.1(d) and 3.2(d) of the Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Chartwell and Trenwick shall have been made or obtained (as the case may be); provided, however, that such consents, approvals, permits and authorizations may be subject to conditions customarily imposed by insurance regulatory authorities or Lloyd's and other conditions that are consistent with the parties' obligations to use commercially reasonable efforts to complete the transactions contemplated hereby.

         (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

         (d) No Injunctions or Restraints. No preliminary or permanent injunction, judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court, arbitrator, Insurance Regulator or any other Government Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger or any of the transactions contemplated by this Agreement (ii) prohibiting or limiting the ownership or operation by Trenwick or Chartwell and their respective subsidiaries of any material portion of the business or assets of Trenwick or Chartwell and their respective subsidiaries taken as a whole, in the event that the Merger or any of the transactions contemplated by this Agreement is consummated as contemplated hereby, or (iii) compelling Trenwick or Chartwell and their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Trenwick or Chartwell and their respective subsidiaries taken as a whole, in the event that the Merger or any of the other transactions contemplated by this Agreement is consummated

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
as contemplated hereby; provided, however, that the party invoking the condition shall have used reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         (f) NASDAQ. The shares of Trenwick Common Stock to be issued in the Merger and the other transactions contemplated by this Agreement shall have been approved for trading on NASDAQ, subject to official notice of issuance.

         (g) Third-Party Consents. All consents and waivers of third parties (other than Governmental Entities) to the consummation of the Merger and the transactions contemplated by this Agreement that are set forth in Section 3.1(d) of the Chartwell Disclosure Schedule and 3.2(d) of the Trenwick Disclosure Schedule shall have been obtained, other than those which, if not obtained do not have, and are not likely to have, individually or in the aggregate, a Material Adverse Effect on Trenwick or Chartwell.

         SECTION 6.2. Conditions to Obligation of Trenwick. The obligation of Trenwick to effect the Merger is further subject to the satisfaction or waiver by Trenwick at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Chartwell set forth herein, shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on Chartwell, and Trenwick shall have received a certificate signed on behalf of Chartwell by an executive officer of Chartwell to the effect set forth in this paragraph.

         (b) Performance of Obligations of Chartwell. Chartwell shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Trenwick shall have received a certificate signed on behalf of Chartwell by an executive officer of Chartwell to such effect.

         (c) Tax Opinion. Trenwick shall have received an opinion of its special tax counsel, Baker & McKenzie, in form and substance satisfactory to Trenwick, dated the Effective Time, to the effect that the Merger will be treated as a reorganization under Section 368(a)(1) of the Code. In rendering its opinion pursuant to this Section 6.2(c), Baker & McKenzie shall be entitled to rely upon representations of officers of Chartwell and Trenwick.

         (d) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any Material Adverse Change relating to Chartwell; provided, that this condition shall no longer be applicable following the Chartwell Stockholder Approval.

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
         (e) Ratings. None of the claims-paying or financial strength ratings assigned by A.M. Best & Co. or Standard & Poor's Corporation to Chartwell or its Subsidiaries, as in effect on the date of this Agreement, shall have been lowered on or prior to the Effective Time (other than as a result of the announcement or consummation of the transactions contemplated hereby), and no such ratings shall have been placed on credit watch with negative implications (other than as a result of the announcement or consummation of the transactions contemplated hereby) without being reversed on or prior to the Effective Time.

         (f) Reinsurance Agreement. Chartwell shall have obtained the Reinsurance Agreement which shall be effective at the Effective Time.

         (g) Opinion. Trenwick shall have received the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., in the form set forth as Exhibit 6.2(g) hereto, to the effect that the Merger will not constitute a "change of control" as defined in the Contingent Interest Notes Indenture.

         SECTION 6.3. Conditions to Obligation of Chartwell. The obligation of Chartwell to effect the Merger is further subject to the satisfaction or waiver by Chartwell at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Trenwick set forth herein, shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on Trenwick, and Chartwell shall have received a certificate signed on behalf of Trenwick by an executive officer of Trenwick to the effect set forth in this paragraph.

         (b) Performance of Obligations of Trenwick. Trenwick shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Chartwell shall have received a certificate signed on behalf of Trenwick by an executive officer of Trenwick to such effect.

         (c) Tax Opinion. Chartwell shall have received an opinion of its counsel, LeBoeuf, Lamb, Greene & MacRae, L.L.P., in form and substance satisfactory to Chartwell, dated the Effective Time, to the effect that the Merger will be treated as a reorganization under Section 368(a)(1) of the Code. In giving such opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P. shall be entitled to rely upon representations of officers of Trenwick and Chartwell.

         (d) Material Adverse Change. At any time after the date of this Agreement, there shall not have occurred any Material Adverse Change relating to Trenwick.

         (e) Ratings. None of the claims-paying or financial strength ratings assigned by A.M. Best & Co. or Standard & Poor's Corporation to Trenwick or its Subsidiaries, as in effect on the date of this Agreement, shall have been lowered on or prior to the Effective Time

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
(other than as a result of the announcement or consummation of the transactions contemplated hereby), and no such ratings shall have been placed on credit watch with negative implications (other than as a result of the announcement or consummation of the transactions contemplated hereby) without being reversed on or prior to the Effective Time.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.1. Termination. Anything herein contained or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after the Chartwell Stockholder Approval or the Trenwick Stockholder Approval:

         (a) By the mutual written consent of the Board of Directors of Trenwick and the Board of Directors of Chartwell;

         (b) By the written notice by either of the Board of Directors of Trenwick or of the Board of Directors of Chartwell:

                  (i) if the Merger shall not have become effective on or before December 31, 1999; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or prior to such date;

                  (ii) if Trenwick fails to obtain the required approval of its stockholders at the Trenwick Stockholders Meeting; or

                  (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their commercially reasonable efforts to lift) in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

         (c) By the Board of Directors of Chartwell:

                  (i) if Trenwick (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a Material Adverse Effect on Trenwick and its subsidiaries, in each case such that the conditions set forth in Section 6.1 and Section 6.3 would not be satisfied; provided, however, that if any breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, Chartwell may not terminate this Agreement pursuant to this Section 7.1(c)(i);

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
                  (ii) as provided in Section 4.2(b); provided, that Chartwell shall have given Trenwick forty-eight (48) hours advance notice of any termination pursuant to this Section 7.1(c)(ii) and that Chartwell shall have paid Trenwick the Termination Fee required to be paid by Chartwell pursuant to
Section 5.14(b) hereof. Chartwell agrees to notify Trenwick promptly if it is no longer prepared to accept the Chartwell Superior Proposal referred to in its notification under Section 4.2(b); or

                  (iii) if Chartwell fails to obtain the required approval of its stockholders at the Chartwell Stockholders Meeting and Chartwell shall have paid Trenwick any Termination Fee required to be paid by Chartwell pursuant to
Section 5.14(b) hereof;

         (d) By the Board of Directors of Trenwick:

         (i) if Chartwell (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations or warranties in any material respect and such breach would have or would be reasonably likely to have a Material Adverse Effect on Chartwell and its subsidiaries, in each case, such that the condition set forth in Section 6.2(a) or 6.2(b) would not be satisfied; provided, however, that if such breach is curable by Chartwell through the exercise of Chartwell's best efforts and for so long as Chartwell shall be so using its best efforts to cure such breach, Trenwick may not terminate this agreement pursuant to this Section 7.1(d)(i); or

         (ii) if the Board of Directors of Chartwell shall have withdrawn or modified or changed its approval or recommendation of this Agreement or the Merger in a manner adverse to Trenwick or shall have approved or recommended a Chartwell Takeover Proposal, (including, without limitation, a Chartwell Superior Proposal) or Chartwell shall have entered into an agreement in principle (or similar agreement) or definitive agreement providing for a Chartwell Takeover Proposal with a person or entity other than Trenwick or any of its subsidiaries (or the Board of Directors of Chartwell resolves to do any of the foregoing); or

         (iii) if the stockholders of Chartwell do not approve the Merger at the Chartwell Stockholders Meeting.

         SECTION 7.2.    Effect of Termination.

         (a) In the event of termination of this Agreement by either Chartwell or Trenwick as provided in Section 7.1, written notice thereof shall promptly be given to the other party, and this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives) other than the liabilities and obligations provided for in Sections 3.1(s) and 3.2(p), the last sentence of Section 5.3, Section 5.14, this Section 7.2 and Article VIII. Nothing contained in this section shall relieve any party from any liability resulting from any willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

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         SECTION 7.3. Amendment. Subject to the applicable provisions of the
DGCL, this Agreement may be amended, modified and supplemented in any and all respects whether before or after the Trenwick Stockholder Approval or the Chartwell Stockholder Approval only by written agreement signed by the parties hereto, pursuant to action taken by respective Boards of Directors with respect to any of the terms contained herein; provided, however, that after any such stockholder approval, there shall not be any amendment that by law requires further approval by the stockholders of Trenwick or Chartwell without the further approval of such stockholders.

         SECTION 7.4. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance by the other party with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         SECTION 7.5. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of Trenwick or Chartwell, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time including but not limited to Sections 5.5 and 5.6.

         SECTION 8.2.    Definitions.  For purposes of this Agreement:

         (a) an "affiliate" of or a person "affiliated" with, a specified person, means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified;

         (b) "control" (including "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

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
         (c) "person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or an agency or political subdivision thereof or other entity;

         (d) a "subsidiary" means with respect to any person, (i) any corporation at least a majority of the outstanding voting stock (or equity interest if no voting interest exists) of which is owned, directly or indirectly, by such person or by one or more of its subsidiaries, or by such person and one or more of its subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such person, or by one or more of its subsidiaries, or by such person and one or more of its subsidiaries,
(iii) any limited partnership of which such person or any of its subsidiaries is a general partner and (iv) any statutory business trust formed under the laws of the State of Delaware all of the beneficial interests (represented by common securities) of which shall be owned by such person. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency; and

         (e) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers after reasonable inquiry.

         (f) "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act, the Water Pollution Control Act, the Safe Drinking Water Act, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Solid Waste Disposal Act, the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and analogous state acts, and all other statutes, rules and regulations relating to pollution or protection of the environment, each as amended and implemented as of the date of this Agreement.

         (g) "Hazardous Material" means (i) hazardous materials, hazardous substances, extremely hazardous substances or hazardous wastes, as those terms are defined in applicable Environmental Laws; (ii) petroleum, including, without limitation, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (iii) asbestos in any form or condition; and (iv) any other material, substance or waste to which liability or standards of conduct may be imposed under any applicable Environmental Law.

         (h) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with Trenwick or Chartwell, any change, effect, event, occurrence or state of facts that is or will be materially adverse to the business, results of operations or financial condition of such party and its subsidiaries taken as a whole other than any change, effect, event, occurrence or state of facts relating to (i) the United States or global economy or securities markets in general, (ii) this Agreement or the transactions contemplated hereby (including with respect to Chartwell, the items set forth in Section 8.2(h) of the Chartwell Disclosure Schedule

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and, with respect to Trenwick, the items set forth in Section 8.2(h) of the
Trenwick Disclosure Schedule), or the announcement thereof, (iii) any segment of the property and casualty insurance or reinsurance industry in which such person or any of its subsidiaries participates in general, and not specifically relating to Trenwick or Chartwell or their respective subsidiaries, (iv) any decrease in the value of portfolio investments resulting from an increase in prevailing market interest rates or (v) any losses under insurance, reinsurance or retrocessional agreements (other than where a subsidiary of Chartwell or Trenwick is the cedent) in respect of any event that is designated to be a "catastrophe" by the Property Claims Services Division of the American Insurance Services Group, Inc. after the date hereof.

         SECTION 8.3. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Trenwick, to

               Alan L. Hunte
               Vice President and Chief Financial Officer
               Trenwick Group Inc.
               One Canterbury Green
               Stamford, CT 06901
               Fax:  (203) 353-5557

               with a copy to:

                     Baker & McKenzie
                     805 Third Avenue
                     New York, NY  10022
                     Attention: James R. Cameron
                     Fax:  (212) 891-3835

          (b)  if to Chartwell, to

               President
               Chartwell Re Corporation
               Four Stamford Plaza
               107 Elm Street
               Stamford CT 06902
               Fax: (203) 705-2710

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               with a copy to:

               LeBoeuf, Lamb, Greene & MacRae, L.L.P.
               125 West 55th Street
               New York, NY 10019
               Attention: Robert S. Rachofsky
               Fax:  (212) 424-8500

         SECTION 8.4. Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The words "hereof", "herein" and "hereunder" and words or similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by wavier or consent and (in the case of statutes) by succession of comparable successor statutes. References to a person are also to its permitted successors and assigns.

         SECTION 8.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         SECTION 8.6. Entire Agreement; No Other Representations; No Third-Party Beneficiaries. This Agreement (including any exhibits and schedules hereto), the Stock Option Agreement, and the Confidentiality Agreements constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of this Agreement. Trenwick acknowledges that neither Chartwell nor any affiliate or officer, director, employee, representative or advisor of any of them makes or has made any representation or warranty, express or implied, to Trenwick except as specifically made in this Agreement or in any certificate or other document delivered pursuant hereto. This Agreement is not intended to confer upon any person other than the parties hereto, any rights or remedies except as set forth in Section 5.6(c).

         SECTION 8.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

         SECTION 8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 8.9. Enforcement and Consent to Jurisdiction. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court (any such federal or state court, a "Delaware Court"), in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such Delaware Court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than any Delaware Court.

         SECTION 8.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory or public policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon any determination that any term, provision, covenant or restriction is invalid, void, unenforceable or against its regulatory or public policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.


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



           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                               TRENWICK GROUP INC.

                               By:  /s/ James F. Billett, Jr.
                                 Name:  James F. Billett, Jr.
                                 Title:  Chairman, President and
                                       Chief Executive Officer


                               CHARTWELL RE CORPORATION

                               By:  /s/ Richard E. Cole
                                 Name:  Richard E. Cole
                                 Title:  Chairman and Chief
                                       Executive Officer

                                                                  EXHIBIT 6.2(g)








                               _____________, 1999


Trenwick Group Inc.
One Canterbury Green
Stamford, CT 06901

             Re:      Chartwell

Dear Sirs:

             We have acted as special counsel to Chartwell Re Corporation ("Chartwell") in connection with the execution and delivery by Chartwell of the Agreement and Plan of Merger, dated as of June 21, 1999 (the "Merger Agreement"), between Chartwell and Trenwick Group Inc. ("Trenwick"), pursuant to which Chartwell shall be merged with and into Trenwick on the terms and subject to the conditions set forth in the Merger Agreement (the "Merger"). This opinion is being rendered to you pursuant to Section 6.2(g) of the Merger Agreement.

             For purpose of rendering this opinion we have examined and relied upon the following: (i) the Merger Agreement; and (ii) the Indenture, dated as of December 1, 1995, between Chartwell, as the successor to Piedmont Management Company Inc. and Fleet National Bank of Connecticut, as Trustee, for the Contingent Interest Notes due June 30, 2006, and the First Supplemental Indenture thereto, dated as of December 13, 1995, among Piedmont Management Company Inc., Chartwell and Fleet National Bank of Connecticut, as Trustee (as so supplemented, the "Indenture"). In addition, as special counsel for Chartwell, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such instruments, certificates and documents and have reviewed such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to any facts material to our opinion, we have, when relevant facts were not independently established by us, relied upon the aforesaid instruments, certificates and documents.

             In addition, in rendering this opinion, we have assumed that:

             (i) as a result of the Merger, no "person" or "group" (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Sections 13(d) and 14(d) of the Exchange Act) will become the direct or indirect "beneficial

Trenwick Group Inc.
___________, 1999
Page 2

owner" (as defined in Rule 13d-3 under the Exchange Act), of greater than 50% of the total voting power (as defined in the definition of "Change of Control" set forth in Section 1.1. of the Indenture) entitled to vote in the election of directors of Trenwick; and

             (ii) prior to the time that the Common Stock, par value $.01 per share, of Chartwell ceases to be listed on the New York Stock Exchange, Trenwick will have executed and delivered to the Trustee a supplemental indenture and succeeded to the rights, powers and obligations of Chartwell under the Indenture pursuant to and in accordance with Article 5 thereof.

             Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the consummation of the Merger will not constitute a "Change of Control" as defined in Section 1.1 of the Indenture.

             We express no opinion with respect to any laws other than the laws of the State of New York. This opinion is delivered solely to you pursuant to the Merger Agreement, and it may not be delivered to or relied upon in any manner by any other person or entity, or in connection with any other transaction or matter, without our express prior written consent.

                   Very truly yours,